SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant                           [ X ]
Filed by a Party other than the Registrant        [   ]

Check the appropriate box:

    [ X ]  Preliminary Proxy Statement
    [   ]  Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
    [   ]  Definitive Proxy Statement
    [   ]  Definitive Additional Materials
    [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  TENERA, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


      ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


    [ X ]  No fee required.
    [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A




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



    (4) Proposed maximum aggregate value of transaction: N/A


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    (5) Total fee paid: N/A


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    [   ]  Fee paid previously with preliminary materials.
    [   ]  Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    (4)  Date Filed:

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




                                [GRAPHIC OMITTED]

                                  TENERA, Inc.

                           1 Maritime Plaza, Suite 750
                             San Francisco, CA 94111




                          ----------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 30, 2003




                          ----------------------------


TO THE SHAREHOLDERS


You are cordially invited to the Special Meeting of Shareholders of TENERA, Inc. (the "Company" or "TENERA") which will be held at 12:00 Noon (local time) on Thursday , October 30, 2003, at the offices located at 1 Maritime Plaza, Suite 750, San Francisco, California, for the following purposes as described in the accompanying Proxy Statement:


     1. To ratify and approve the Plan of Complete Liquidation and Dissolution of TENERA, Inc., substantially in the form of Annex A attached to the accompanying Proxy Statement, including the liquidation and dissolution of TENERA contemplated thereby.

     2. To transact such other business as may properly come before the Special meeting or any adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


      Only shareholders of record at the close of business on October 10, 2003, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting or any adjournments or postponement thereof.


      Your vote is important to the Company. Please complete, sign, date, and return the enclosed proxy card in the enclosed, postage-paid envelope. If you attend the Special meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.



                                  By Order of the Board of Directors,


                                       /s/ Jeffrey R. Hazarian
                                  ----------------------------------------------
                                  Jeffrey R. Hazarian
                                  Chief Executive Officer


September 30, 2003

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING



         Q:  What proposal will be voted on at the Special Meeting?
         A:  The following proposal will be voted on at the Special Meeting:

o The proposal to be voted on is whether to ratify and approve the Plan of Complete Liquidation and Dissolution of TENERA, Inc., substantially in the form of Annex A attached to the accompanying proxy statement, including the liquidation and dissolution of TENERA contemplated thereby.



         Q.  Will any other business be conducted at the Special Meeting?
         A: The Company's board of directors knows of no other business that will be presented at the meeting. The board has determined that the deadline for shareholders to notify the Company of any proposals or director nominations to be presented for action at the Special Meeting is October 1, 2003. If any other proposal properly comes before the shareholders for a vote at the meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law, vote your shares in accordance with their judgment on such matter.



         Q. What will happen if the plan of dissolution is ratified and approved?
         A: If the plan of dissolution is ratified and approved, the Company will file a certificate to dissolve TENERA with the Delaware Secretary of State, complete the liquidation of the remaining assets, satisfy the remaining obligations and make distributions to the shareholders of available liquidation proceeds. See "Proposal - To Ratify and Approve the Plan of Complete Liquidation and Dissolution - Principal Provisions of the Plan."


         Q.  When will shareholders receive any payment from the liquidation?
         A: Subject to shareholder ratification and approval of the plan of dissolution, the Company anticipates that after the Company liquidates the remaining assets and properties, it will distribute available liquidation proceeds, if any, as the Board of Directors deems appropriate to shareholders. The Company anticipates that the remaining liquidation proceeds, if any, will be distributed over a period of three years in accordance with Delaware law. See "Proposal - To Ratify and Approve the Plan of Complete Liquidation and Dissolution - Liquidating Distributions; Nature; Amount; Timing."



         Q. What is the amount of the payment that shareholders will receive from the liquidation? A: As of July 31, 2003, the Company, including its subsidiaries, had approximately $1.0 million of cash and cash equivalents, $132 thousand of net trade receivables and the total liabilities on the balance sheet were approximately $515 thousand. Additionally, in July 2003, $500,000 was placed by the asset buyer into an escrow account established in connection with the Company's subsidiary's sale of certain subsidiary assets, to be released to the Company's subsidiary on the satisfaction of several post-sales closing transactions: as of the date of this proxy, $225,000 has been released.

             The Company's consolidated assets that remain after the sales of the operating assets by the subsidiaries are primarily the proceeds of such sales in the form of cash and cash equivalents and escrowed funds described above. The Company's subsidiaries also retained certain trade receivables (see the net value above), including receivables of approximately $240,000 related to the Energy subsidiary's business that have remained unpaid in excess of six months. Although the Company maintains that the amounts outstanding are due and payable under the terms of the client agreements and has delivered a written demand for payment, there can be no assurance that the client will honor the agreement. If necessary, the Company may pursue legal recourse to affect collection; however such a course of action would also utilize cash resources to pay for litigation support costs while not providing a guaranteed successful outcome. Any litigation could delay or even prevent the Company from completing the plan of dissolution. If the Company does not enjoy favorable outcomes in the collection of outstanding receivables, it may not generate meaningful cash, if any to return to the shareholders.

             As a result of the sale of assets by the subsidiaries, the Company no longer retains any businesses that generate revenue. The Company's other non-operating assets are primarily composed of minimal amounts of property and equipment retained by the parent's general and administrative office with a book value of less than $20,000. Buyers for the remaining property and equipment not being currently used to effectuate the wind-down are being sought, however there can be no assurance that the Company will be able to enter into agreements for the purchase of the property at any price.

             In addition to satisfying the liabilities on the balance sheet (including the accounts payable of approximately $125 thousand, and accrued compensation and related expenses totaling approximately $390 thousand, the Company has used and anticipates continuing to use cash in the next several months for a number of items, including, but not limited to, the following:

              o   Ongoing operating expenses;
              o Expenses incurred in connection with the liquidation, including the termination of long-term lease obligations;
              o   Employee severance and related costs;
              o   Close out of government contracts and audits;
              o   Taxes, if any, associated with the sales of assets;
              o   Client service and contractual closeout obligations; and
              o   Professional, legal, consulting and accounting fees.


             As a part of the wind down process, the Company will attempt to settle the obligations with the creditors. If the Company cannot reach an agreement with a creditor concerning an obligation, including its landlord, that creditor may choose to bring a lawsuit against the Company. Any litigation could delay or even prevent the Company from completing the plan of dissolution. Even though the Company may reach some agreement with the landlord and other creditors, there can be no assurance that the Company may have funds to effect a distribution in light of the uncertainty of costs in winding up its affairs. Moreover, amounts required to settle the obligations to creditors will reduce the amount of remaining capital available for distribution to shareholders.


             The company's United States government contracts performed by the now-discontinued operations are subject in all cases to audit by governmental authorities. In 1994, an audit was concluded, which began in 1991, of certain of its government contracts with the DOE relating to the allowability of certain employee conmpensation costs. The Company made a special charge to earnings in 1991 for a $2.4 million provision for the potential rate adjustments then then disputed by the Company and the government. As a result of resolving certain issues in the dispute, the Company recognized increases to earnings of $500,000 in 1994, $250,000 in 1996,
             $150,000 in 2000, and $150,000 in 2001. Cash payments to clients associated with the settlement are estimated to be approximately $300,000, which were accrued for in a prior year, and may be claimed as government contracts with individual clients are closed out. There can be no assurance that no additional charges to earnings of the Company may result from future audits of the Company's government contracts.


             The Company currently is unable to ascertain the amount, if any, of cash resources that may ultimately be distributed to the shareholders due to the variable outcomes possible in terminating the Company's long-term commitments.


         Q. What will happen if the plan of dissolution is not ratified and approved?
         A: If the plan of dissolution is not ratified and approved, those directors and officers who choose to remain with the Company will continue to manage and utilize the Company's remaining non-operating assets in order to satisfy, if possible, the remaining obligations. There can be no assurance that the remaining assets will be sufficient to meet the long-term commitments of the Company.


         Q.  What do I need to do now?
         A: After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. A majority of shares entitled to vote must be represented at the meeting to enable TENERA to conduct business at the meeting. See "Information Concerning Solicitation and Voting."


         Q.  Can I change my vote after I have mailed my signed proxy?
         A: Yes. You can change your vote at any time before proxies are voted at the meeting. You can change your vote in one of three ways. First, you can send a written notice via registered mail to the Secretary at the executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to the Company. Third, you can attend the meeting and vote in person.
             See "Information Concerning Solicitation and Voting."



         Q. If my TENERA shares are held in "street name" by my broker, will the broker vote the share on my behalf?
         A: A broker will vote TENERA shares only if the holder of these shares provides the broker with instructions on how to vote. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," will not be voted in favor of such a matter. The proposal to ratify and approve the plan of dissolution requires the affirmative vote of a majority of the outstanding shares to be approved by the shareholders. Accordingly, broker non-votes will have the effect of a vote against the proposal. The Company encourages all shareholders whose shares are held in street name to provide their brokers with instructions on how to vote. See "Information Concerning Solicitation and Voting."


         Q.  Who can help answer my questions?
         A: If you have any questions about the Special Meeting or the proposal to be voted on at the Special Meeting, or if you need additional copies of this proxy statement, you should contact the Company at
             (415) 273-2705. The public filings can also be accessed at the Securities and Exchange Commission's web site at www.sec.gov.

                                  TENERA, INC.
                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 30, 2003



      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TENERA, Inc. ("TENERA" or the "Company"), a Delaware corporation, for use at the Special Meeting of Shareholders ("Annual Meeting") to be held on Thursday, October 30, 2003 at 12:00 Noon (local time), or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at the offices located at 1 Maritime Plaza, Suite 750, San Francisco, California. The Company's telephone number for its principal offices is (415) 273-2705.

      These proxy solicitation materials were mailed on or about October 14, 2003 to all shareholders entitled to vote at the meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING


      Each shareholder of record of Common Stock of the Company ("Common Stock") on October 10, 2003 ("Record Date") is entitled to vote at the Special Meeting and will have one vote for each share of Common Stock held at the close of business on the Record Date. A majority of the shares entitled to vote will constitute a quorum. As of the record date, there were 9,984,259 shares of Common Stock outstanding.


      If you are unable to attend the Special Meeting, you may vote by proxy. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card, but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares at their discretion on any other matter presented at the Special Meeting.

      You may revoke your proxy at any time prior to voting at the Special Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy, or by voting in person at the meeting. Under applicable state law and the bylaws of the Company, a quorum is required for the matters to be acted upon at the Special Meeting. A quorum is defined as a majority of the shares entitled to vote, represented in person or by proxy, at the meeting. Abstentions are included in the number of shares present or represented at the Special Meeting. Proxies relating to "street name" shares which are not voted by brokers on one or more matters, will not be treated as shares present for purposes of determining the presence of a quorum, unless they are voted by the broker on at least one matter.

      The proposal to ratify and approve the plan of complete liquidation and dissolution requires the affirmative vote of a majority of the Company's outstanding shares to be approved by the Company shareholders. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to ratify and approve the plan of complete liquidation and dissolution.

      The Company will bear the cost of preparing, handling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to shareholders, and the actual expense incurred by brokerage houses, fiduciaries, and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and may also be made through direct communication with certain shareholders or their representatives by officers, directors, or employees of the Company who will receive no additional compensation.

                   CAUTION AGAINST FORWARD-LOOKING STATEMENTS



This proxy statement contains certain forward-looking statements, including statements concerning the value of the net assets, the anticipated liquidation value per share of common stock as compared to its market price absent the proposed liquidation, the timing and amounts of distributions of liquidation proceeds to shareholders, and the likelihood of shareholder value resulting from the sale of certain of the significant assets. For this purpose, any statement that is not a statement of historical fact and any statement using the term "believes," "expects," "plans," "anticipates," "estimates" or any similar expression is a forward-looking statement, including without limitation statements concerning the estimated amount and timing of any distribution(s) to stockholders, the timing of our dissolution, liquidation and closure of our stock transfer books and the future operation and wind-down of our business. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, or industry results, to differ materially from the expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the risk that the Company may incur additional liabilities, that the sale of the non-cash assets could be lower than anticipated, and that the settlement of the liabilities could be higher than expected, all of which would substantially reduce or eliminate the distribution to the shareholders. Important factors that could cause the results to differ materially from those in forward-looking statements include the factors described or referred to under the caption "Factors to be Considered by Shareholders in Deciding Whether to Ratify and Approve the Plan" beginning on page 11 of this proxy statement. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, the Company cannot guarantee future events or results. Except as may be required under federal law, the Company undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                                    PROPOSAL

                        TO RATIFY AND APPROVE THE PLAN OF
                      COMPLETE LIQUIDATION AND DISSOLUTION

General

      The Board of Directors is proposing the plan of dissolution for ratification and approval by the shareholders at the Special Meeting. The plan was approved by the Board of Directors, subject to shareholder approval, on July 14, 2003. A copy of the plan of dissolution, as amended, is attached as Annex A to this proxy statement. Certain material features of the plan are summarized below. The Company encourages you to read the plan of dissolution in its entirety.


      After ratification and approval of the plan of dissolution, activities of the Company, or liquidating trust, will be limited to:


       o filing a Certificate of Dissolution with the Secretary of State of the State of Delaware and thereafter remaining in existence as a non-operating entity for three years;

       o selling any of the remaining assets, including the intellectual property and other intangible assets;

       o  settling with the creditors;

       o terminating any of the remaining commercial agreements, relationships or outstanding obligations;

       o  continuing to honor certain obligations to customers;

       o establishing a contingency reserve for payment of the expenses and liabilities;

       o  completing tax filings;

       o complying with the Securities and Exchange Commission reporting requirements; and

       o preparing to make and making final distributions, if any cash resources are remaining, to the shareholders.


      Delaware law provides that, following the approval of the plan of dissolution by the TENERA shareholders, the Board of Directors may take such actions as it deems necessary in furtherance of the dissolution of TENERA and the winding up of its operations and affairs.


      As of July 31, 2003, the Company, including its subsidiaries, had approximately $1.0 million of cash and cash equivalents, $132 thousand of net trade receivables and the total liabilities on the balance sheet were approximately $515 thousand. Additionally, in July 2003, $500,000 was placed by the asset buyer into an escrow account established in connection with the Company's subsidiary's sale of certain subsidiary assets, to be released to the Company's subsidiary on the satisfaction of several post-sales closing transactions: as of the date of this proxy, $225,000 has been released.

      The Company's assets that remain after the sales of the operating assets by the subsidiaries are primarily the proceeds of such sales in the form of cash and cash equivalents and escrowed funds described above. The Company's subsidiaries also retained certain trade receivables (see the net value above), including receivables of approximately $240,000 related to the Energy subsidiary's business that have remained unpaid in excess of six months. Although the Company maintains that the amounts outstanding are due and payable under the terms of the client agreements and has delivered a written demand for payment, there can be no assurance that the client will honor the agreement. If necessary, the Company may pursue legal recourse to affect collection; however such a course of action would also utilize cash resources to pay for litigation support costs while not providing a guaranteed successful outcome. Any litigation could delay or even prevent the Company from completing the plan of dissolution. If the Company does not enjoy favorable outcomes in the collection of outstanding receivables, it may not generate meaningful cash, if any to return to the shareholders.

       As a result of the sale of assets by the subsidiaries, the Company no longer retains any businesses that generate revenue. The Company's other non-operating assets are primarily composed of minimal amounts of property and equipment retained by the parent's general and administrative office with a book value of less than $20,000. Buyers for the remaining property and equipment not being currently used to effectuate the wind-down are being sought, however there can be no assurance that the Company will be able to enter into agreements for the purchase of the property at any price.

       In addition to satisfying the liabilities on the balance sheet (including the accounts payable of approximately $125 thousand, and accrued compensation and related expenses totaling approximately $390 thousand, the Company has used and anticipates continuing to use cash in the next several months for a number of items, including, but not limited to, the following:

      o  Ongoing operating expenses;
      o Expenses incurred in connection with the liquidation, including the termination of long-term lease obligations;
      o  Employee severance and related costs;
      o  Taxes, if any, associated with the sales of assets;
      o  Client service and contractual closeout obligations; and
      o  Professional, legal, consulting and accounting fees.

      As a part of the wind down process, the Company will attempt to settle the obligations with the creditors. If the Company cannot reach an agreement with a creditor concerning an obligation, including its landlord, that creditor may choose to bring a lawsuit against the Company. Any litigation could delay or even prevent the Company from completing the plan of dissolution. Even though the Company may reach some agreement with the landlord and other creditors, there can be no assurance that the Company may have funds to effect a distribution in light of the uncertainty of costs in winding up its affairs. Moreover, amounts required to settle the obligations to creditors will reduce the amount of remaining capital available for distribution to shareholders.

     The company's United States government contracts performed by the now-discontinued operations are subject in all cases to audit by governmental authorities. In 1994, an audit was concluded, which began in 1991, of certain of its government contracts with the DOE relating to the allowability of certain employee conmpensation costs. The Company made a special charge to earnings in 1991 for a $2.4 million provision for the potential rate adjustments then then disputed by the Company and the government. As a result of resolving certain issues in the dispute, the Company recognized increases to earnings of $500,000 in 1994, $250,000 in 1996, $150,000 in 2000, and $150,000 in 2001. Cash payments to clients associated with the settlement are estimated to be approximately $300,000, which were accrued for in a prior year, and may be claimed as government contracts with individual clients are closed out. There can be no assurance that no additional charges to earnings of the Company may result from future audits of the Company's government contracts.


      The Company currently is unable to ascertain the amount, if any, of cash resources that may ultimately be distributed to the shareholders due to the variable outcomes possible in terminating the Company's long-term commitments.

       The Board of Directors intends to turn the management over to a third party to complete the liquidation of the remaining assets and distribute the proceeds from the sale of assets to the shareholders pursuant to the plan of dissolution. This third-party management will be in the form of a liquidating trust, which would succeed to all of the assets, liabilities and obligations. Mr. Jeffrey R. Hazarian has agreed to act as trustee of such liquidating trust.

       During the liquidation of the assets, the Company may pay the officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the plan of dissolution. See "Possible Effects of the Ratification and Approval of the Plan upon the Directors and Executive Officers."

       The following resolution will be offered at the Special Meeting:



       "RESOLVED, THAT THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION BE
                             RATIFIED AND APPROVED."

Background and Reasons for the Plan of Dissolution


      From September 20, 2002 through July 15, 2003, the Board of Directors held a total of 11 meetings to explore and discuss the strategic alternatives. On July 1, 2003, the directors voluntarily suspended cash compensation for their continued service on the board of directors effective July 1, 2003. On July 15, 2003, the Board of Directors unanimously deemed advisable the liquidation and dissolution of TENERA and unanimously adopted the plan of dissolution subject to shareholder approval.


      In reaching this decision, the Board considered that the Company has been unable to return to profitable quarterly results since the quarter ended September 30, 2000. The Company recorded net losses of $4.8 million and $2.0 million in 2002 and 2001, respectively. The Company's businesses have been adversely affected by the general economic downturn in the United States over the past couple of years. The economic slowdown, combined with the "melt-down" of the fortunes of the power-generating and power-trading industry, has resulted in less demand for new and existing power plant capacity, which had a direct effect on the Company's environmental consulting business. The Company believes that as a result of this melt-down, the environmental consulting business conducted by the Energy subsidiary began a continuous decline in the generation of revenues and diminished gross and net margins on the shrinking business they were able to maintain. In addition, certain of their historically key clients filed for the protection of the bankruptcy court, resulting in collection issues and lost revenue opportunities.


      The economic slowdown has also put budgetary pressure on the federal government, with the result that certain programs of the Department of Energy in which the Company participates have been constrained. Additionally, the pressure of corporate cost-cutting by many U.S. corporations has resulted in reduced training opportunities for the Company's e-Learning activities; many clients and potential clients had not expanded their training activities to the levels originally expected because of reduced manpower and/or lower funding for training. Starting in 2001, responding to these economic conditions, the Company took steps to reduce its cash requirements through staff reductions, which further constrained the Company's ability to develop its businesses.

      Revenues have continued to decline over each succeeding quarter until the revenue in the quarter ended December 31, 2002 totaled less than 40% of the revenues in the third quarter of 2000. The declines in revenue were spread across the Company's Professional and Technical Services segment; however it was most characteristic of the substantial decline in services requested by the Company's largest multi-year Professional and Technical Services contract with the Department of Energy's Rocky Flats Site (the "Site"). The decline in scope was consistent with budgetary pressure on the DOE as well as shifting needs at the Site as the remediation work was continuing along towards scheduled completion in 2006. Even with the greatly diminished roles for the Company at the Site, the contract itself was scheduled to complete its initial period of performance on September 30, 2003 and would be subject to a determination by the client as to the first of three possible annual extensions of the period of performance. As reported previously, management anticipated that in light of the current business environment, the Company would experience further reduction in revenues expected to be recognized in its Professional and Technical Services Segment during the remainder of 2003.

     The decrease in Professional and Technical Services segment revenues during this period was only slightly offset by the increase in e-Learning Segment activity; however the increased revenues in that Segment came at a significant cost in cash resources. Cash reserves were being depleted to fund ongoing operating losses, since e-Learning revenue was insufficient to cover expenses, such as costs of e-Learning course and platform development, sales and marketing and administration. Initial funding of the e-Learning Segment came from the cash generated by the Company's Professional and Technical Services Segment. As previously reported, management believed that the cash expected to be generated from the Professional and Technical Services Segment would be insufficient to provide funding necessary for further development of its e-Learning Segment.

Also as previously reported, the Company's efforts seeking new lines of credit have been unsuccessful to date.

      Due to declining revenues, net losses, and declining cash balances, the Company's auditors issued "going concern" opinions at the end of the 2001 and 2002 calendar years. There has been uncertainty on how long the current downturn will last and when a sustained recovery may occur. Any further decline in the clients' markets or in general economic conditions would likely result in a further reduction in demand for the Company's products and services. Additionally, there has been a concern that the Company may have difficulty in collecting outstanding trade receivables from cash constrained clients, causing its own cash flow to be adversely affected. Also, in such an environment, pricing pressures could continue, negatively impacting gross margins.

     The Company has made considerable efforts to identify and evaluate strategic alternatives, including strategic partnerships. In June 2001, the
Company's e-Learning subsidiary, GoTrain Corp. entered into a five-year strategic partnership agreement with SmartForce (now merged with SkillSoft) to co-develop and distribute Environmental Safety and Health ("ES&H") and regulatory content via the SmartForce internet platform. Under the agreement, GoTrain retained ownership of its proprietary content and shared in the revenue of any GoTrain content sold by SmartForce. As part of the agreement, GoTrain was required to make an initial and quarterly payment to SmartForce for platform license and maintenance, and integration of existing GoTrain content. Minimum net payments due by GoTrain over the remaining period of the agreement totaled $1.2 million at December 31, 2002. In June 2002, SmartForce announced that it had entered into an agreement to merge with SkillSoft, another e-Learning company, which was completed in September 2002. The surviving entity, known as SkillSoft, assumed GoTrain's agreement with SmartForce. In late 2002, due to the lack of achieving expected revenue growth over the first 18 months, GoTrain notified SkillSoft of a desire to restructure the agreement.

      Separately, GoTrain was able to raise $1.5 million in subordinated debt in early 2002; however, the cash infusion proved insufficient in light of slower than expected revenue growth. In the third quarter of 2002, the Company sought unsuccessfully additional external equity or working capital funding for the e-Learning enterprise. As previously reported, although management believed that the e-Learning segment has significant future potential, it was unable to identify funding sources beyond what it had previously raised in capital for that segment.

      To address the diminishing cash resource generation within the Professional and Technical Services Segment, management also contacted numerous potential debt and equity financial investors, including existing investors. However, such discussions failed to generate necessary funding for the Company or its subsidiaries. After completing their respective due diligence processes, all potential and existing investors declined to enter into meaningful negotiations.

      As previously announced, the Board of Directors then concluded, in light of the extensive and unsuccessful efforts to locate a strategic or an investment partner for the Company, that it would be in the best interest of the shareholders to pursue the possibility of a merger, sale of assets or closure of the operating subsidiaries, collectively or individually.

      Management then contacted a number of companies that it thought might have an interest in merging or purchasing assets from the subsidiaries. The list of prospects represented the collective knowledge of companies that were either currently active in the e-Learning or Professional and Technical Services markets or which the Company believed could have an interest in that market. Management attempted to schedule meetings with each of the prospective parties and subsequently solicited indications of interest from such parties.


      The Company did not receive any expressions of merger interest from the parties for the e-Learning business, but an offer was received from its strategic partner, SkillSoft, for the e-Learning assets. The board of directors of GoTrain and the debenture holders (also) determined that it was in the best interest of GoTrain to effect the sale. The initial agreement to purchase the assets from GoTrain was struck at a level which was expected to generate sufficient working capital for the Company to possibly redeploy its resources within other operating environments. The initial agreement had a total purchase price of $7.2 million, of which approximately $4.7 million would be paid in cash (including $720,000 paid into an escrowed account), and the balance would be paid with $2.5 million worth of the buyer's parent ordinary shares represented by American Depository Shares of SkillSoft Public Limited Company, a company incorporated under the laws of the Republic of Ireland and the parent of the buyer. However, after further contemplation of the general economic conditions, recent purchase prices paid for similar assets within the e-Learning market, and due diligence efforts by the buyer, the price offered was reduced and the form of payment altered prior to finalization of the agreement. The final transaction resulted in a total purchase price of $5 million that was paid in cash (including $500,000 paid into an escrowed account), and the assumption of certain liabilities by SkillSoft. Although the offered proceeds were considered by the Company to be a reasonable price for the assets sold, they did not provide surplus working capital.

      Similarly, the Company did not receive any expressions of merger interest from the independent parties approached for the Professional and Technical Services Segment's two subsidiaries: TENERA Energy, LLC ("Energy") and TENERA Rocky Flats., LLC ("Rocky Flats"). It is believed that the lack of independent party merger interest was primarily due to the subsidiaries' minimal client lists, diminished project returns from those remaining contracts, negative subsidiary cash flows, and the respective industry's generally downward trend on purchasing consulting services of the type offered by the subsidiaries. In order to minimize the continuing impact of negative or, at best, breakeven monthly cash flows from these operations, as well as the potential negative cash drain that would result from terminating the employees involved in the subsidiary operations (i.e., cash payments would include the payout of severance and/or paid time off benefit accruals), the Company sought buyers who were already strategically involved with the businesses. The pool of potential strategic buyers that were approached included outside parties; such as joint venture partners, strategic business development partners, and certain clients and inside parties; key subsidiary management.

      Thereafter, late in the first quarter of 2003, after the Company exhausted its list of potential strategic outside buyers without success, the Company reached agreement to transfer the ownership and operations of management of Energy to the former key management of the subsidiary. The transaction was structured as a transfer of the subsidiary limited liability ownership interest (the "Energy Unit Purchase Agreement") to the key management in exchange for a secured $41,000 promissory note due March 31, 2004 (an amount equal to the net book value of the property and equipment at March 31, 2003) and the assumption of the employee-related obligations (paid time off and employee termination), lease obligations for the San Luis Obispo facilities and contract performance obligations.. Pursuant to the Energy Unit Purchase Agreement, prior to the closing date of March 31, 2003, the Energy subsidiary transferred its cash balances, inter-company transaction balances, client accounts receivables and trade accounts payables to TENERA, Inc.

      The Company believed that the Energy Unit Purchase Agreement was a fair transaction in light of i) the continuing net operating losses provided by this subsidiary (totaling approximately $210,000 for the first quarter of 2003), ii) the expectation by the Company that the subsidiary would continue to lose money despite efforts to rebuild the business because of the melt-down in the energy industry served by the subsidiary, iii) the potential costs associated with the alternative of closing down the subsidiary operations; terminating employees and meeting client obligations, and the iv) the lack of any interest to invest in or purchase the entity by outside parties, offset by i) the opportunity of receiving proceeds equal to the remaining book value of the tangible assets, ii) the elimination of the employee-related obligations (approximately $137,000 for paid time off, in addition to possible severance costs), iii) the assumption of lease obligations for the San Luis Obispo facilities, and iv) the assumption of client contracted obligations by the new owners of the subsidiary..

      Late in the second quarter of 2003, after the Company exhausted its list of other potential strategic outside buyers without success, a Rocky Flats joint venture partner, The S.M. Stoller Corporation ("Stoller"), advised the Company that it was interested in assuming the obligations of certain Professional and Technical Services Rocky Flats site contracts and joint venture interests. As a joint venture partner, Stoller was already aware of and had also experienced the decline in scope at the Rocky Flats Site as the remediation work was continuing along towards scheduled completion in 2006. Stoller was also aware that the contract itself was scheduled to complete its initial period of performance on September 30, 2003 and would be subject to a determination by the client as to the first of three possible annual extensions of the period of performance. The Rocky Flats subsidiary structured the transaction as a sale of their contracts, subcontracts, purchase orders and its membership interest in the joint venture (operated as the contract vehicle for the Site) in exchange for a $8,000 cash payment. Stoller also extended offers to certain of the Rocky Flats employees and consultants. The Rocky Flats subsidiary retained the property and equipment (with a net book value of approximately $2,000 at June 30, 2003) and the Colorado lease obligation (due to expire in October 2003).

      The Company believed the sale by Rocky Flats of its contracts and joint venture interest to Stoller was a fair transaction in light of i) the continuing net operating losses provided by this subsidiary (totaling approximately $331,000 for the first six months of 2003), ii) the expectation by the Company that the subsidiary would continue to lose money due to failed efforts to locate meaningful contracts at other DOE sites and the ongoing departure of billable employees resulting in a smaller revenue generating capacity, iii) no available sources of working capital other than from the limited net proceeds of the GoTrain transaction described above, iv) the expectation by the Company that the subsidiary would continue to lose money due to the continuously scaled down work scope and pricing for work delivered at the Rocky Flats Site accompanied by failed efforts to locate meaningful additional work at other DOE sites where possibly higher project margins may have been achieved, and v) the potential costs associated with the alternative of closing down the subsidiary operations; terminating employees and meeting both joint venture administrative and client obligations, and vi) the lack of any interest to invest in or purchase the entity by outside parties, offset by i) the receipt of proceeds equal to the book value of the joint venture interest, ii) the elimination of the employee-related severance obligations for those employees who were hired by Stoller, iii) the assumption of joint venture administrative obligations for Closure Mission Support Services, LLC (the four-party joint venture contract vehicle for providing services to the Rocky Flats Site), and iv) the assumption of client contracted obligations by Stoller.


      As a result of these three separate sets of negotiations, the Company completed the sales of each of the subsidiary business operations by June 30, 2003. On July 15, 2003, the Board determined, based upon the expected net cash proceeds from the completed sales and management's belief that the Company would not be able to reduce expenses and personnel further, that the Company would not able to fund the reestablishment of an operating entity in order to profitably sell and market a product or service. The Board also reviewed projected estimates of expenses associated with an orderly liquidation of TENERA, as well as the cash on hand as of June 30, 2003. Since the Company did not have any offers to purchase the remaining non-operating assets at this time or to terminate favorably its long-term obligations, the Company was unable to effectively estimate the value of the net assets upon liquidation. The Board also considered other bankruptcy alternatives (such as provided for by the U.S. Bankruptcy Code) but believed that such alternatives would likely result in higher transaction costs and longer delays, further minimizing any possible distributions to shareholders.

      For these reasons, on July 15, 2003 the Board of Directors concluded that the dissolution and liquidation would have the highest probability of returning the greatest value to the shareholders.

Factors to be Considered by Shareholders in Deciding Whether to Ratify and Approve the Plan

       There are many factors that the shareholders should consider when deciding whether to vote to ratify and approve the plan of dissolution. Such factors include those risk factors set forth below.

       The Company cannot assure you of the amount, if any, of any distribution to the shareholders under the plan of dissolution.

      Liquidation and dissolution may not create value to the shareholders or result in any remaining capital for distribution to the shareholders. The Company cannot assure you of the precise nature and amount of any distribution to the shareholders pursuant to the plan of dissolution. Uncertainties as to the precise net value of the non-cash assets and the ultimate amount of liabilities make it difficult to predict with certainty the aggregate net value, if any, ultimately distributable to the shareholders. The actual nature and amount of all distributions will depend in part upon the ability to convert the remaining non-cash assets into cash. The Company cannot be certain of the final amount of the liabilities.

       The shareholders could vote against the plan of dissolution.

       The shareholders could vote against the plan of dissolution. If the Company does not obtain shareholder ratification and approval of the plan of dissolution, the Company would have to continue the business operations from a difficult position, in light of the announced intent to liquidate and dissolve. Among other things, a substantial majority of the employees have been terminated, and customer relationships will have been severely strained. The

Company has terminated all of the employees with the exception of the Chief Executive Officer. Prospective employees, customers and other third parties may refuse to form relationships or conduct business with the Company if they have no confidence in its future.

       The proceeds from escrowed assets may be less than anticipated if GoTrain does not enjoy favorable outcomes in the completion of the outstanding obligations from the sale of the e-Learning assets.


      GoTrain was obligated under the asset purchase agreement for the e-Learning assets (the "SkillSoft Agreement") to i) complete the development of 25 e-Learning courses, ii) deliver Working Capital (as defined by the SkillSoft Agreement) with value of $5,000, and to iii) indemnify the warranties and representations of the SkillSoft Agreement for a period of one year. Funds totaling $500,000 were set aside in escrow to meet these commitments and will be released to the parties in accordance with the terms of the SkillSoft Agreement. The costs of the course development were borne by TENERA's subsidiary, GoTrain Corp., from the net proceeds of the sale of assets and were completed on an outsourced fixed-price basis with former employees. On or about July 22, 2003, the Company satisfied the course development obligation and received notification of the release of $100,000 from the escrow account. As of the date of this proxy, the Company satisfied the delivery of the Working Capital and received notification of the release of $125,000 from the escrow account. The actual nature and amount of all distributions will depend in part upon our ability to release the remaining escrowed funds to TENERA. If the Company does not enjoy favorable outcomes in the completion of the outstanding escrowed obligations, it may not generate meaningful cash, if any to return to the shareholders.


      The Company many not be able to collect all of the retained receivables.

      The Company has retained receivables of approximately $240,000 related to the Energy subsidiary's business that have remained unpaid in excess of six months. Although the Company maintains that the amounts outstanding are due and payable under the terms of the client agreements and has delivered a written demand for payment, there can be no assurance that the client will honor the agreement. If necessary, the Company may pursue legal recourse to affect collection; however such a course of action would also utilize cash resources to pay for litigation support costs while not providing a guaranteed successful outcome. Any litigation could delay or even prevent the Company from completing the plan of dissolution. If the Company does not enjoy favorable outcomes in the collection of the outstanding receivables, it may not generate meaningful cash, if any to return to the shareholders.

       The Company may not be able to settle all of the obligations to creditors.

       The Company has current and future obligations to creditors. These include, without limitation, long-term contractual obligations associated with business agreements with customers and other third parties. As part of the wind down process, the Company will attempt to settle the obligations with the creditors. If the Company cannot reach an agreement with a creditor concerning an obligation, including its landlord, that creditor may choose to bring a lawsuit against the Company. Any litigation could delay or even prevent the Company from completing the plan of dissolution. Moreover, amounts required to settle the obligations to creditors will reduce the amount of remaining capital available for distribution to shareholders.

       The Company will continue to incur claims, liabilities and expenses which will reduce the amount available for distribution to shareholders.

       Claims, liabilities and expenses from operations (such as operating costs, salaries, directors' and officers' insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses) will continue to be incurred as the Company winds down. These expenses will reduce the amount of assets available for ultimate distribution to shareholders. If available cash and amounts received on the sale of non-cash assets are not adequate to provide for the obligations, liabilities, expenses and claims, the Company may not be able to distribute meaningful cash, or any cash at all, to the shareholders.

       The Company may not have fully reserved for or identified all obligations owing to third parties, including obligations to government agencies.

       Although the Company has continuously maintained an adequate system of reporting to identify and reserve for obligations owing to third parties, there can be no assurance that all obligations, including those to government agencies are known at this time. If additional third party obligations are identified, the Company may not be able to distribute meaningful cash, or any cash at all, to the shareholders.

       Distribution of assets, if any, to the shareholders could be delayed.

       The Company is currently unable to predict the precise timing of any distribution pursuant to the wind down. The timing of any distribution will depend on and could be delayed by, among other things, the timing of sales of the non-cash assets, conversion of outstanding receivables, claim settlements with creditors and the successful closure of the escrowed funds described above. Additionally, a creditor could seek an injunction against the making of distributions to the shareholders on the ground that the amounts to be distributed were needed to provide for the payment of the liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to the shareholders.

     If the Company fails to create an adequate contingency reserve for payment of the expenses and liabilities, the shareholders could be held liable for payment to the creditors of each such shareholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

      If the plan of dissolution is ratified and approved by the shareholders, the Company will file a Certificate of Dissolution with the State of Delaware dissolving TENERA. Pursuant to the Delaware General Corporation Law, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against the Company and enabling the Company gradually to close the business, to dispose of the property, to discharge the liabilities and to distribute to the shareholders any remaining assets. Under the Delaware General Corporation Law, in the event the Company fails to create an adequate contingency reserve for payment of the expenses and liabilities during this three-year period, each shareholder could be held liable for payment to the creditors of such shareholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

      However, the liability of any shareholder would be limited to the amounts previously received by such shareholder from the Company (and from any liquidating trust or trusts) in the dissolution. Accordingly, in such event a shareholder could be required to return all distributions previously made to such shareholder. In such event, a shareholder could receive nothing from the Company under the plan of dissolution. Moreover, in the event a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by the Company will be adequate to cover any expenses and liabilities. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

        The common stock has been notified of possible delisting from the American Stock Exchange ("AMEX").

       The Company was notified on June 13, 2003 that it may not meet certain of the Exchange's continued listing standards. On June 25, 2003, the Company submitted a response acknowledging the notification and stating that it would conduct a review of the alternatives available to the Company. The Company also announced on July 1, 2003 in a press release that there could be no assurance however that the Company would be able to present a plan that will meet the continued AMEX listing standards, or if it did not, would be able to provide an alterative market for its outstanding shares. Subsequent to July 15, 2003, the Company notified the AMEX of the Board of Directors resolution to wind up and dissolve the Company and its recommendation for approval from the Company's shareholders. On July 16, 2003, the AMEX contacted the Company to announce that in light of the information received from the Company, it had halted trading of the common stock on the Exchange pending a move to delist the Company.

     The stock transfer books will close on the date the Company files the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for shareholders to publicly trade the stock.

       The Company intends to close the stock transfer books and discontinue recording transfers of the common stock at the close of business on the date the Company files the Certificate of Dissolution with the Delaware Secretary of State, referred to as the "final record date." Thereafter, certificates representing the common stock shall not be assignable or transferable on the books except by will, intestate succession or operation of law. The proportionate interests of all of the shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by the Company shall be made solely to the shareholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on the books as a result of any assignments by will, intestate succession or operation of law.

      The Company will continue to incur the expenses of complying with public company reporting requirements.

       The Company has an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act," even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, the Company intends to, after filing the Certificate of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. The Company anticipates that, if such relief were granted, the Company would continue to file current reports on Form 8-K to disclose material events relating to the liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require. However, the Securities and Exchange Commission may not grant any such relief.

      If the Company fails to retain the services of certain key personnel, the plan of dissolution may not succeed.


      The success of the plan of dissolution depends in large part upon the ability to retain the services of its Chief Executive Officer; Jeffrey R. Hazarian. Mr. Hazarian had notified the Company, that in light of its then-pending decision to dissolve the operations, of his desire to depart. It was the outside directors' belief that failure to retain Mr. Hazarian could harm the implementation of the plan of dissolution. If the Company fails to retain Mr. Hazarian, the Company will need to hire others to oversee the liquidation and dissolution, which could involve additional compensation expenses, if such other personnel are available at all. For this reason and others discussed below, the Company has entered into a salary continuation agreement with Mr. Hazarian. See "Possible Effects of the Ratification and Approval of the Plan upon Directors and Executive Officers."


Possible Effects of the Ratification and Approval of the Plan upon Directors and Executive Officers

       Following the filing of the Certificate of Dissolution with the Delaware Secretary of State, the Company will continue to indemnify each of the current and former directors and officers to the extent required under Delaware law and the Certificate of Incorporation and Bylaws as in effect immediately prior to the filing of the Certificate of Dissolution. In addition, the Company intends to maintain the current directors' and officers' insurance policy through December 31, 2003 and to obtain runoff coverage for an additional three years.


       In order to ensure retention of key personnel required to complete an orderly dissolution, the Board of Directors entered into a salary continuation arrangement with Jeffrey R. Hazarian, the Chief Executive Officer and Chief Financial Officer, who had previously expressed his desire to depart. The salary continuation arrangement provides a continuation at full salary for a period plus the monthly payment to Mr. Hazarian of an amount equal to the current employer-paid portion of employee benefit programs (such benefit programs will be terminated on July 31, 2003) through June 15, 2004, at which time the parties may enter into negotiations for a further continuation of employment. Pursuant to the salary continuation arrangement, Mr. Hazarian was also to receive an amount equal to the standard severance that the Company has historically paid to the employees who have been previously terminated for reasons of cost reduction.


       The Company has an existing employee option agreement with Mr. Hazarian. Mr. Hazarian is currently fully vested in the options. The lowest exercise price of the options that will vest as a result of these agreements is $0.48 per share. The Company does not anticipate the exercise of any options pursuant to the option agreements.

      The Company has an existing employee option agreement with former employees. The agreements provide for the full vesting upon a change of control or dissolution of the Company, and are exercisable at varying periods of up to three and six months past the date of terminated service with the Company. The lowest exercise price of the options that will vest as a result of these agreements is $0.48. The Company does not anticipate the exercise of any options pursuant to the option agreements with former employees.

      The Company has existing director option agreements with the four independent directors. The agreements provide for the full vesting upon a change of control or dissolution of the Company. Therefore, the directors' options held by Messrs. Hasler, Loo and Turin and Ms. O'Riordan will be fully vested upon the successful vote for dissolution by the shareholders. The lowest exercise price of the options that will vest as a result of these agreements is $0.19 per share. The Company does not anticipate the exercise of any options pursuant to the option agreements with directors.

      The directors have voluntarily suspended cash compensation for their continued service on the board of directors effective July 1, 2003.

      Other than as set forth above, it is not currently anticipated that the liquidation will result in any material benefit to any of the executive officers or to directors who participated in the vote to adopt the plan of dissolution.


Principal Provisions of the Plan

The Liquidation and Dissolution of the Company.

       The Company will distribute pro rata to the shareholders, in cash or in-kind, or sell or otherwise dispose of, all of the property and assets. The liquidation is expected to commence as soon as practicable after ratification and approval of the plan of dissolution by the shareholders, and to be concluded prior to the third anniversary thereof, or such later date as required by Delaware law, by a final liquidating distribution either directly to the shareholders or to one or more liquidating trusts. Any sales of the assets will be made in private or public transactions and on such terms as are approved by the Board of Directors or Liquidating Trustee. It is not anticipated that any further votes of the shareholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors.

      The plan of dissolution provides that the Board of Directors will liquidate the assets in accordance with any applicable provision of the Delaware General Corporation Law, including Sections 280 and 281. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at its option, instruct the officers to follow the procedures set forth in Sections 280 and 281 of the Delaware General Corporation Law which instruct such officers to:

       o give notice of the dissolution to all persons having a claim against the Company and provide for the rejection of any such claims in accordance with Section 280 of the Delaware General Corporation Law;

       o offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the Delaware General Corporation Law;

       o petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against the Company, and claims that have not been made known to the Company at the time of dissolution, but are likely to arise or become known within five (5) years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with
         Section 280 of the Delaware General Corporation Law;

       o pay, or make adequate provision for payment of, all claims made against the Company and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the plan of dissolution in accordance with Section 280 of the Delaware General Corporation Law; and

       o post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the Delaware General Corporation Law.

       If deemed necessary by the Board of Directors for any reason, the Company may, from time to time, transfer any of the unsold assets to one or more trusts established for the benefit of the shareholders, which property would thereafter be sold or distributed on terms approved by its trustees. If all of the assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, the Company will transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a trust. Any of such trusts are referred to in this proxy statement as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, the Company would distribute, pro rata to the holders of its capital stock, beneficial interests in any such liquidating trust or trusts.

       It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The plan of dissolution provides that the Board of Directors may appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingent Reserves; Liquidation Trust."

       After the final record date, the Company will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase common stock must exercise such instruments or rights prior to the final record date. See "Listing and Trading of the Common Stock and Interests in the Liquidation Trust or Trusts" and "Final Record Date" below.

       Following ratification and approval of the plan of dissolution by the shareholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving TENERA. The dissolution will become effective, in accordance with the Delaware General Corporation Law, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the Delaware General Corporation Law, the Company will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling the Company gradually to settle and close the business, to dispose of and convey the property, to discharge the liabilities and to distribute to the shareholders any remaining assets, but not for the purpose of continuing the business for which the Company were organized.

 Abandonment; Amendment

       Under the plan of dissolution, the Board of Directors may modify, amend or abandon the plan, notwithstanding shareholder ratification and approval, to the extent permitted by the Delaware General Corporation Law. The Company will not amend or modify the plan of dissolution under circumstances that would require additional shareholder solicitations under the Delaware General Corporation Law or the Federal securities laws without complying with the Delaware General Corporation Law and the Federal securities laws.

 Liquidating Distributions; Nature; Amount; Timing

       The Board of Directors has not established a firm timetable for winding up the affairs of the Company if the plan of dissolution is ratified and approved by the shareholders. The Company faces several uncertainties that could affect the ultimate outcome of the dissolution including, but not limited to: the negative impact on cash flow due to inability to collect or realize remaining accounts receivables in a timely fashion or at all; favorable settlement of outstanding obligations; and minimizing further costs attendant with the Company's liquidation process. Given these unknowns, at the present time, any distribution to the shareholders is uncertain.

       The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the shareholders or to a liquidating trust. The proportionate interests of all of the shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and after such date, any distributions made by the Company shall be made solely to shareholders of record on the close of business on the final record date, except to reflect permitted transfers. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the plan of dissolution. The actual nature, amount and timing of all distributions will be determined by the Board of Directors or a trustee designated by the Board, in its sole discretion, and will depend in part upon the ability to convert the remaining assets into cash and pay and settle the significant remaining liabilities and obligations. See "Factors to be Considered by Shareholders in Deciding Whether to Ratify and Approve the Plan."

       In lieu of satisfying all of the liabilities and obligations prior to making distributions to the shareholders, the Company may instead reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidation Trust."

       Uncertainties as to the precise value of the non-cash assets and the ultimate amount of the liabilities make it impracticable to predict the aggregate net value ultimately distributable to shareholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following shareholder ratification and approval of the plan of dissolution. These expenses will reduce the amount of assets available for ultimate distribution to shareholders, and, while a precise estimate of those expenses cannot currently be made, management and the Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for the obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to shareholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for the obligations, liabilities, expenses and claims and to make cash distributions to shareholders. If such available cash and amounts received on the sale of assets are not adequate to provide for the obligations, liabilities, expenses and claims, distributions of cash and other assets to the shareholders will be reduced and could be eliminated. See "Factors to be Considered by Shareholders in Deciding Whether to Ratify and Approve the Plan."

Conduct of TENERA Following Adoption of the Plan

       Following ratification and approval of the plan of dissolution by the shareholders, the activities will be limited to distributing the assets in accordance with the plan, establishing a contingency reserve for payment of the expenses and liabilities, including liabilities incurred but not paid or settled prior to ratification of the plan of dissolution, selling any of the remaining assets, and terminating any of the remaining commercial agreements, relationships or outstanding obligations. Following the ratification and approval of the plan of dissolution by the shareholders, the Company shall continue to indemnify the officers, directors, employees and agents in accordance with the Certificate of Incorporation and Bylaws, including for actions taken in connection with the plan and the winding up of the affairs. The obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover the indemnification obligations under the plan of dissolution.

       Whether or not the plan of dissolution is ratified and approved, the Company has an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome. If the plan of dissolution is ratified and approved, in order to curtail expenses, the Company will, after filing the Certificate of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. The Company anticipate that, if such relief is granted, the Company would continue to file current reports on Form 8-K to disclose material events relating to the liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require.

 Contingent Liabilities; Contingency Reserve; Liquidating Trust

       Under the Delaware General Corporation Law, the Company is required, in connection with the dissolution, to pay or provide for payment of all of the liabilities and obligations. Following the ratification and approval of the plan of dissolution by the shareholders, the Company will pay all expenses and fixed and other known liabilities, or set aside as a contingency reserve, cash and other assets which the Company believes to be adequate for payment thereof. The Company is currently unable to estimate with precision the amount of any contingency reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to shareholders.

      The actual amount of the contingency reserve will be based upon estimates and opinions of management and the Board of Directors and may be derived from consultations with outside experts and review of the estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, product warranty obligations, estimated legal, accounting and consulting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in the financial statements, and reserves for litigation expenses. There can be no assurance that the contingency reserve in fact will be sufficient. The Company has not made any specific provision for a contingency reserve.

      If deemed necessary, appropriate or desirable by the Board of Directors for any reason, the Company may, from time to time, transfer any of the unsold assets to one or more liquidating trusts, or other structure the Company deems appropriate, established for the benefit of the shareholders, which property would thereafter be sold or distributed on terms approved by its trustees. The Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Board of Directors determines that it would not be in the best interests of the Company and the shareholders for such assets to be distributed directly to the shareholders at such time. If all of the assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, the Company must transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a liquidating trust.

       The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying the liabilities, if any, assumed by the trust, to the shareholders. Any liquidating trust acquiring all of the unsold assets will assume all of the liabilities and obligations and will be obligated to pay any of the expenses and liabilities which remain unsatisfied. If the contingency reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

      The plan of dissolution authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Company to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of the shareholders.

       The Company may decide to use a liquidating trust or trusts, and the Board of Directors believes the flexibility provided by the plan of dissolution with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the Company and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to the shareholders. The transfer to the trust and distribution of interests therein to the shareholders would enable the Company to divest itself of the trust property and permit the shareholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to the shareholders, to be held in trust for the benefit of the shareholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of the common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of the common stock in order to receive the interests.

      It is further anticipated that pursuant to the trust agreements:

     o approval of a majority of the trustees would be required to take any action; and

     o the trust would be irrevocable and would terminate after, the earliest of
       (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

       Under the Delaware General Corporation Law, in the event the Company fails to create an adequate contingency reserve for payment of the expenses and liabilities, or should such contingency reserve and the assets held by the liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the repayment to creditors out of the amounts theretofore received by such shareholder from the Company or from the liquidating trust or trusts of such shareholder's pro rata share of such excess.

       If the Company were held by a court to have failed to make adequate provision for the expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of distributions under the plan of dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of the expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or interest holders under the plan of dissolution.

Reporting Requirements

      All liquidating distributions from the Company or a liquidating trust on or after the final record date will be made to shareholders according to their holdings of common stock as of the final record date. Subsequent to the final record date, the Company may at its election require shareholders to surrender certificates representing their shares of the common stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Company or the liquidating trust, if any, to shareholders who have not surrendered their stock certificates may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder's certificate evidencing the common stock has been lost, stolen or destroyed, the shareholder may be required to furnish the Company with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts


       The Company was notified on June 13, 2003 that it may not meet certain of the AMEX's continued listing standards. On June 25, 2003, the Company has submitted a response acknowledging the notification and that it would conduct a review of the alternatives available to the Company. The Company also announced on July 1, 2003 in a press release that there can be no assurance however that the Company will be able to present a plan that will meet the continued AMEX listing standards, or if it does not, will be able to provide an alterative market for its outstanding shares. On or about July 15, 2003, the Company notified the AMEX of the Board of Directors approval to wind up and dissolve the

Company and its recommendation for approval from the Company's shareholders. On July 16, 2003, the AMEX contacted the Company to announce that in light of the information received from the Company, it had halted trading of the common stock on the Exchange pending a move to delist the Company.


      The Company also currently intends to close the stock transfer books on the final record date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after the final record date.

       Thereafter, the shareholders will not be able to transfer such shares. It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the Board of Directors' and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws.

      Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through NASDAQ, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. As shareholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Material United States Federal Income Tax Consequences"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

 Final Record Date

       The Company intends to close the stock transfer books and discontinue recording transfers of shares of the common stock on the final record date, and thereafter certificates representing shares of the common stock will not be assignable or transferable on the books except by will, intestate succession or operation of law. After the final record date, the Company will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of the shares will occur on or after the final record date. See "Listing and Trading of the Common Stock and Interests in the Liquidation Trust or Trusts" below.

Absence of Appraisal Rights
       Under the Delaware General Corporation Law, the shareholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the plan of dissolution.

Regulatory Approvals

      No United States Federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

 Material United States Federal Income Tax Consequences

       The following discussion is a general summary of the material United States Federal income tax consequences affecting the shareholders that are anticipated to result from the receipt of distributions pursuant to the dissolution and liquidation. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of the shareholders subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, and persons who acquired their TENERA stock upon exercise of stock options or in other compensatory transactions). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the plan of dissolution may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion has no binding effect on the

Internal Revenue Service or the courts and assumes that the Company will liquidate in accordance with the plan of dissolution in all material respects.

       No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax consequences of the plan of dissolution, and the Company will not seek an opinion of counsel with respect to the anticipated tax consequences. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to the Company and the shareholders from the liquidation. Tax considerations applicable to particular shareholders may vary with and be contingent on the shareholder's individual circumstances.

       Federal Income Taxation of TENERA. After the approval of the plan of dissolution and until the liquidation is completed, the Company will continue to be subject to Federal income taxation on the taxable income, if any, such as interest income, gain from the sale of the assets or income from operations. The Company will recognize gain or loss with respect to the sale of the assets in an amount equal to the fair market value of the consideration received for each asset over the adjusted tax basis in the asset sold. In addition, although the Company currently does not intend to make distributions of property other than cash, in the event of a distribution of property, the Company may recognize gain upon such distribution of property. The Company will be treated as if the Company had sold any such distributed property to the distributee-shareholder for its fair market value on the date of the distribution. Management believes that the Company has sufficient usable net operating losses to offset any income or gain recognized by the Company.

       Federal Income Taxation of the Shareholders. Amounts received by shareholders pursuant to the plan of dissolution will be treated as full payment in exchange for their shares of the common stock. Shareholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of the common stock. A shareholder's tax basis in his or her shares will depend upon various factors, including the shareholder's cost and the amount and nature of any distributions received with respect thereto.

       A shareholder's gain or loss will be computed on a "per share" basis. If the Company makes more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a shareholder. The value of each liquidating distribution will be applied against and reduce a shareholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a shareholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder's tax basis for that share. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year.

       Although the Company currently does not intend to make distributions of property other than cash, in the event of a distribution of property, the shareholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the shareholder's future sale of that property will be measured by the difference between the shareholder's tax basis in the property at the time of such sale and the proceeds of such sale.

       After the close of its taxable year, the Company will provide shareholders and the Internal Revenue Service with a statement of the amount of cash distributed to the shareholders and the best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge the valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed. Distributions of property other than cash to shareholders could result in tax liability to any given shareholder exceeding the amount of cash received, requiring the shareholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

       If a shareholder is required to satisfy any liability of ours not fully covered by the contingency reserve (see "Contingent Liabilities; Contingency Reserve; Liquidation Trust"), payments by shareholders in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of individual shareholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

       Liquidating Trusts. If the Company transfer assets to a liquidating trust or trusts, the Company intends to structure such trust or trusts so that shareholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assets transferred to a liquidating trust will cause the shareholder to be treated in the same manner for Federal income tax purposes as if the shareholder had received a distribution directly from the Company. The liquidating trust or trusts themselves will not be subject to Federal income tax. After formation of the liquidating trust or trusts, the shareholders must take into account for Federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

       The tax consequences of the plan of dissolution may vary depending upon the particular circumstances of the shareholder. The Company recommends that each shareholder consult its own tax advisor regarding the Federal income tax consequences of the plan of dissolution as well as the state, local and foreign tax consequences.

Effect of Liquidation

     The methods used by the Board of Directors and management in estimating the values of the assets are inexact and may not approximate values actually realized. The Board of Directors' assessment assumes that estimates of the liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond the control and also do not reflect any contingent or unmatured liabilities that may materialize or mature. Moreover, no assurance can be given that any amounts that may be received by the shareholders in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future.


      On July 15, 2003, the Board of Directors unanimously deemed advisable the liquidation and dissolution of TENERA and unanimously adopted the plan of dissolution subject to shareholder approval. This action was taken subsequent to the reporting for the most recent interim period (Six months ended June 30, 2003) by the Company on its Form 10-Q, previously filed and incorporated by reference herein. The following unaudited pro forma condensed consolidated statement of net liabilities in excess of assets in liquidation as of June 30, 2003, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included in the Company's Annual Report on Form 10-K filed with the Commission April 15, 2003, and the Company's June 30, 2003 unaudited quarterly consolidated financial statements included on the Company's Quarterly Report on Form 10-Q filed with the Commission August 11, 2003.

      The unaudited pro forma condensed consolidated statement of net assets in liquidation shown below have been prepared to give effect to the adoption of the liquidation basis of accounting as of and for the period presented. Upon securing a shareholder ratification of the liquidation resolution, the Company will adopt the liquidation basis of accounting for the presentation of its consolidated financial statements for the periods subsequent to June 30, 2003. This basis of accounting is appropriate when, among other things, liquidation of a company appears imminent and the net realizable values of its assets are reasonably determinable. In the unaudited pro forma condensed consolidated statement of net liabilities in excess of assets in liquidation, the Company has stated its assets at their net realizable values, contractual liabilities at contractual amounts, and estimated costs through the anticipated liquidation date are recorded to the extent they are reasonably determinable. The pro forma liquidation basis of accounting requires many estimates and assumptions, and there are substantial uncertainties in carrying out the orderly wind down of operations. The actual values and costs are expected to differ from the amounts shown herein and could be higher or lower than the amounts shown. When the liquidation basis of accounting is adopted, changes in the estimated net realizable value of assets, contractual liabilities and estimated costs through the liquidation date would be recorded in the period such changes become known. Differences between the estimated net realizable values and actual values based on cash transactions would be recognized in the period in which the cash transactions occur.

     As part of the wind down process, the Company will attempt to settle its obligations with the creditors. If the Company can reach favorable settlements with its creditors, including the landlord, for less than the contractual amounts then the estimated contractual liabilities on the unaudited pro forma condensed consolidated statement of net assets in liquidation shown below could be reduced and possibly result in total net assets being available in liquidation.

      The unaudited pro forma condensed statement of net liabilities in excess of assets in liquidation is presented for illustrative purposes only and is not necessarily indicative of the net realizable values that would have been estimated if the adoption of liquidation basis of accounting had been effective at June 30, 2003, nor is it indicative of the future estimated net realizable values assigned to the net assets. The pro forma adjustments made to transition from the going concern basis of accounting to the liquidation basis of accounting are based upon information and assumption available at the time of the filing of this proxy.

   Pro Forma Condensed Consolidated Statement of Net Liabilities in Excess of

                    Assets in Liquidation (Liquidation Basis)



       --------------------------------------------------------------------------------------------------------

       In thousands, except share data                                                         June 30, 2003

       --------------------------------------------------------------------------------------------------------

       ASSETS
         Cash and cash equivalents .............................................               $        2,121
         Restricted cash .......................................................                          500
         Trade receivables, less allowance of $619
           Billed ..............................................................                           71
           Unbilled ............................................................                           72
         Other current assets ..................................................                          148
          Assets held for sale..................................................                            4
       Other Assets ............................................................                           37
                                                                                               ----------------
                Total Assets ...................................................               $        2,943


       LIABILITIES
         Accounts payable ......................................................                          231
          Accrued expenses and other liabilities................................                        1,648
         Accrued compensation and related expenses .............................                        1,476

                                                                                               ----------------

                Total Liabilities ..............................................                        3,355

                                                                                               ----------------

       Net LIABILITIES IN EXCESS OF ASSETS in liquidation ......................               $         (422)i

                                                                                               ================

              i: Since settlements of outstanding obligations have not yet been reached,The Company presently anticipates that the total contracted amount of liabilities will exceed the net assets available in liquidation and accordingly any per share information is not meaningful and has not been presented.

       ===========================================================================================================

       See accompanying notes.

       Notes to Unaudited Pro Forma Condensed Statement of Liabilities in Excess of Assets in Liquidation

          The Company currently uses the on-going concern basis of accounting for its presentation of assets and liabilities and filed the most recent unaudited interim report for the period ended June 30, 2003 with the Commission on August 11, 2003. The following pro forma adjustments to reflect net realizable values of assets and liabilities were made in order to reflect the presentation of the Unaudited Pro Forma Condensed Consolidated Statement of Liabilities in Excess of Assets in Liquidation:



       --------------------------------------------------------------------------------------------------

       Pro Forma Adjustments                      (In thousands)                        June 30, 2003

       --------------------------------------------------------------------------------------------------

       Net Assets on a Going Concern Basis .......................................      $       2,025

       Adjustments to Reflect Liquidation Basis Accounting
           Write-down to net realizable value of accounts receivable .............                 80  a
           Write-down to net realizable value of property and equipment ..........                 16  b
             Write-down to net realizable value of prepaid expenses...............                 10  c
            Accrual of remaining executory lease obligations .....................              1,002  d
             Estimated expenses to be incurred through liquidation................              1,384  e

                                                                                        --------------

       Net Adjustments to Reflect Liquidation Basis Accounting....................              2,447

                                                                                        --------------


       Net Liabilities in Excess of Assets in Liquidation ........................      $        (422)

                                                                                        ==============


       a) To reflect the estimated additional writedown of outstanding receivables that may be necessary in order to avoid significant legal expenses and additional passage of time in securing collection

       b) To reflect the estimated net realizable value expected to be realized upon sale or abandonment of the property and equipment.

       c) To reflect the write-off of the prepaid fees for annual admittance to the American Stock Exchange due to the reported steps underway to delist the Company.

       d) To reflect the accrual for the full amount of the contractual lease obligations for facilities abandoned by the Company in 2003. The Company is presently in negotiations with the landlord and the actual obligation incurred may vary from the gross contractual obligation.

       e) To reflect the accrual for estimated legal, accounting and other professional fees, insurance and office expenditures, salaries, and other costs associated with cessation of operations and the orderly wind down of the Company.

       Cessation of Operations and Orderly Wind Down

       On July 15, 2003, the Board of Directors unanimously deemed advisable the liquidation and dissolution of TENERA and unanimously adopted the plan of dissolution subject to shareholder approval. In reaching this decision, the Board considered that the Company has been unable to return to profitable quarterly results since the quarter ended September 30, 2000. The Company recorded net losses of $4.8 million and $2.0 million in 2002 and 2001, respectively. The Company's businesses have been adversely affected by the general economic downturn in the United States over the past couple of years. The economic slowdown, combined with the "melt-down" of the fortunes of the power-generating and power-trading industry, has resulted in less demand for new and existing power plant capacity, which had a direct effect on the Company's environmental consulting business.

       The Board of Directors has not established a firm timetable for winding up the affairs of the Company if the plan of dissolution is ratified and approved by the shareholders. The Company faces several uncertainties that could affect the ultimate outcome of the dissolution including, but not limited to: the negative impact on cash flow due to inability to collect or realize remaining accounts receivables in a timely fashion or at all; favorable settlement of outstanding obligations; and minimizing further costs attendant with the Company's liquidation process. Given these unknowns, at the present time, any distribution to the shareholders is uncertain.

       The Company has ceased its operating activities and has commenced the orderly wind down of its affairs; including the release of its employees, selling assets and settling obligations including leases for office space. The Company has retained the services of one employee to conduct these activities.




 Vote Required and Board Recommendation


       The ratification and approval of the plan of dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of the common stock. Members of the Board of Directors and the executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately 1,117,186 shares of the common stock (approximately 10.5% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal.


       The Board of Directors believes that the plan of dissolution is in the best interests of the shareholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

Security Ownership of Directors, Officers, and Principal Shareholders


      The following table sets forth information as of September 1, 2003, concerning ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and named executive officers as a group, and (iv) each person known by the Company to own beneficially 5% or more of the outstanding shares of its Common Stock. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares of Common Stock shown as beneficially owned by them, subject to community property laws if applicable.

-------------------------------------------------------------------------------------------------------------------
                                                                       Shares           Shares
                                                                    Beneficially      Acquirable        Percentage
                             Name                                     Owned(1)        Within 60        Ownership(2)
                                                                                      Days(3)(4)
-------------------------------------------------------------------------------------------------------------------
William A. Hasler .............................................       55,500           71,500(3)            1.2%
Jeffrey R. Hazarian ...........................................        7,186          157,500(4)            1.5%
Thomas S. Loo (5) .............................................            0           69,500(3)            0.7%
Andrea W. O'Riordan (6) .......................................      551,996           61,500(3)            5.8%
George L. Turin................................................       45,504           97,000(3)            1.3%
                                                                    ------------     -------------     ------------
All Directors and Executive Officers as a Group (5 persons) ...      660,186          457,000              10.5%
PRINCIPAL SHAREHOLDERS OTHER THAN DIRECTORS AND EXECUTIVE
OFFICERS
Wagner Family Trust............................................    2,052,671             --                20.6%(7)
P.O. Box 7370
Incline Village, NV  89452


Andrea Wagner 1996 Trust.......................................      551,996             --                 5.5%(5) (7)
P.O. Box 7370
Incline Village, NV  89452


Nina Wagner 1996 Trust ........................................      551,996             --                 5.5%(5) (7)
P.O. Box 7370
Incline Village, NV  89452


Charles Wagner 1996 Trust .....................................      551,996             --                 5.5%(5) (7)
P.O. Box 7370
Incline Village, NV  89452


Peter S. Lynch.................................................      782,000             --                 7.8%
82 Devonshire Street, S8A
Boston, MA  02109


Dr. Michael John Keaton Trust .................................    1,106,887             --                11.1%
C/O Greenberg Traurig, LLP
2450 Colorado Avenue, Suite 400E
Santa Monica, CA  90404
-------------------------------------------------------------------------------------------------------------------

  (1) The persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by then, subject to community property laws where applicable.
  (2) Based on the number of shares outstanding at, or acquirable within 60 days of July 22, 2003.
  (3)  Represents options under the Company's 1993 Outside
       Directors Compensation and Option Plan which are exercisable on July ?, 2003, or within 60 days thereafter.
  (4) Represents options under the Company's 1992 Option Plan which are exercisable on July 22, 2003, or within 60 days thereafter.



                                       30



  (5) Mr. Loo is co-trustee of the trusts created for the children of Mr. Harvey Wagner and Leslie Kipnis Wagner. The other co-trustees are Andrea Wagner O'Riordan of the Andrea Wagner 1996 Trust, Nina Wagner of the Nina Wagner 1996 Trust, and Leslie Kipnis Wagner of the Charles Wagner 1996 Trust. Mr. Loo, as one of the co-trustees, delegated to the remaining co-trustee all rights with respect to the voting of all shares of the Company held by the trust. Mr. Loo disclaims beneficial ownership of all shares of the Company held in each of the trust created for the children of Mr. Harvey Wagner and Leslie Kipnis Wagner.
  (6) Ms. O'Riordan is the daughter of Harvey E. Wagner, who holds a beneficial interest in the Company's largest shareholder, The Wagner Family Trust. Shares beneficially owned represent shares held by the Andrea Wagner 1996 Trust, of which Ms. O'Riordan is co-trustee. Ms. O'Riordan disclaims beneficial ownership of all shares held in family member trusts, except shares held by the Andrea Wagner 1996 Trust.
  (7) An additional 37,461 shares, as to which Mr. Harvey Wagner disclaims beneficial ownership, are held by The Leslie Kipnis Wagner Separate Property Trust. Leslie Wagner is Mr. Harvey Wagner's spouse. Mr. Wagner disclaims beneficial ownership of all shares held in family member trusts, except shares held by the Wagner Family Trust.

      Beneficial ownership as shown in the table above has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this Rule, certain securities may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, securities are deemed to be beneficially owned by a person if the person has the right to acquire the securities (for example, upon exercise of an option or the conversion of a debenture) within 60 days of the date as of which the information is provided; in computing the percentage of ownership of any person, the amount of securities outstanding is deemed to include the amount of securities beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the preceding tables does not necessarily reflect the person's actual voting power at any particular date.


Executive Officers

      The names and ages of the current executive officers of the Company are as follows:

----------------------------------------------------------------------------------------------------------------
              Name                  Age                                  Position
----------------------------------------------------------------------------------------------------------------
Jeffrey R. Hazarian* ...........    47     Chief Executive Officer, Chief Financial Officer, and Corporate
                                           Secretary

----------------------------------------------------------------------------------------------------------------

      *........Director of the Company.

Executive Compensation

      The following table sets forth certain information covering compensation paid by TENERA to the Chief Executive Officer ("CEO") and each of the Company's other executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000 (the "named executives") for services to TENERA in all their capacities during the fiscal years ended December 31, 2002, 2001, and 2000.


                           SUMMARY COMPENSATION TABLE


---------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation             Awards
                                              ------------------------------    -------------
                                                                                 Securities        All Other
         Name and                                                                Underlying        Compensa-
    Principal Position            Year           Salary            Bonus         Options(1)         tion(2)
---------------------------------------------------------------------------------------------------------------
Robert C. McKay, Jr. (3)          2002        $ 217,012         $     --               --         $   4,000
Chief Executive Officer           2001          215,147               --           30,000             3,400
President                         2000          231,469               --               --             3,400
Jeffrey R. Hazarian  (3)          2002          194,317               --               --             3,875
Chief Executive Officer           2001          167,336            6,000           30,000             3,335
President and                     2000          180,031            7,000               --             3,400
Chief Financial Officer

---------------------------------------------------------------------------------------------------------------

  (1) Reflects the number of TENERA options granted under the Company's 1992 Option Plan. The options expire at the earlier of the end of the option period, generally six years, or three months after employment termination. Additionally, Mr. McKay, acting as CEO of the Company's GoTrain subsidiary, and Mr. Hazarian, acting as a director of GoTrain, were granted 331,250 and 30,000, respectively, of Subsidiary Stock options in 2002 by the GoTrain board of directors under the GoTrain Plan.
  (2) These amounts represent the amounts accrued for the benefit of the named executives under the Company's 401(k) Plan.
  (3) Mr. McKay resigned as President and Chief Executive Officer in June 2003; Mr. Hazarian was named Chief Executive Officer in June 2003 in addition to his position as Chief Financial Officer and Corporate Secretary.

      There were no TENERA stock options granted to the named executives during 2002. However, the named executives were granted Subsidiary Stock options for shares of GoTrain, relative to their roles in the management of this non-public subsidiary. Mr. McKay was the Chief Executive Officer and President of GoTrain Corp. until his resignation in June 2003 and Mr. Hazarian is one of two members of the board of directors of GoTrain Corp. In 2002, Messrs. McKay and Hazarian were granted 331,250 and 30,000, respectively, of Subsidiary Stock options at an exercise price of $.31 per share, which was estimated by management to be the fair value, or higher than fair value, at the time of the grants. The options vested 20% at the time of the grants, with the remaining 80% vesting annually in 20% increments over four years. The sale of all of the assets by GoTrain triggered the 100% vesting provision of the option agreement. The Company does not anticipate any exercise of these options by Messrs. McKay and Hazarian. The Subsidiary Stock options granted to Messrs. McKay and Hazarian represent 16% and 1% of the total Subsidiary Stock options granted in 2002.

 Other Compensation Arrangements

      The Company's 1992 Option Plan provides that options may become exercisable over such periods as provided in the agreement evidencing the option award. Options granted to date, including options granted to executive officers and set forth in the above tables, generally call for vesting over a four-year period. The 1992 Option Plan provides that a change in control of the Company will result in immediate vesting of all options granted and not previously vested. The Company does not anticipate any excerise of these options by the grantees.


      The Company has a salary continuation arrangement with Mr. Hazarian. The arrangement provides for a continuation at full salary plus the monthly reimbursement of an amount equal to the Company's employer payment for employee-related benefits to Mr. Hazarian from June 15, 2003 until June 15, 2004. The arrangement also provides that Mr. Hazarian would be paid an amount equal to the Company's standard severance program calculation (equal to two weeks salary plus one week of salary for each year of service to TENERA).



Certain Relationships and Related Transactions

     In addition to the management-directors, during 2002, the Board of Directors was composed of William A. Hasler, Thomas S. Loo, Andrea W. O'Riordan, and George Turin. Thomas S. Loo is a partner in the law firm of Greenberg Traurig, LLP, general counsel to the Company and Teknekron Corporation, and is a director of Teknekron Corporation. Mr. Loo is co-trustee of the Andrea Wagner 1996 Trust, the Nina Wagner 1996 Trust, and the Charles Wagner 1996 Trust (see "Security Ownership of Directors, Officers, and Principal Shareholders"). Andrea
W. O'Riordan is the daughter of Harvey E. Wagner, who holds a beneficial interest in the Company's largest shareholder, The Wagner Family Trust (see "Security Ownership of Directors, Officers, and Principal Shareholders"). Mr. Wagner is also the sole shareholder and a director of Teknekron Corporation.



Shareholder Proposals for 2004

      In the event that the Company holds a 2004 Shareholder Meeting, proposals of shareholders that are intended to be presented at the Meeting of Shareholders must be received by the Company no later than December 31, 2003. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Proposals must comply with the proxy rules of the Securities and Exchange Commission relating to stockholder proposals in order to be included in the proxy materials. Additionally, management proxy holders for the Company's 2004 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal that is presented at such Annual Meeting but that is not included in the Company's proxy materials, unless notice of such proposal is received by the Secretary of the Company on or before April 15, 2004.



Other Matters

      The Board of Directors does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Additional Information


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Our 2002 Annual Report to Shareholders, which was previously mailed to shareholders, our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, and our Current Reports on Form 8-K filed with the SEC on June 19, 2003, July 23, 2003 and July 28, 2003, are incorporated herein by reference, except with respect to information superseded by information contained in this proxy statement.

      All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the annual meeting or any adjournment or postponement thereof will be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

      The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public

Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (www.sec.gov) that contains information that we file electronically with the SEC.

      We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents incorporated by reference herein and not otherwise delivered to stockholders (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to TENERA, Inc., 1 Maritime Plaza Ste. 750, San Francisco, CA 94111, Attention:
Secretary, or at (415) 273-2705.




                              By Order of the Board of Directors


                                          /s/ Jeffrey R. Hazarian

                              -------------------------------------------------

                              Jeffrey R. Hazarian
                              Director, Chief Executive Officer,
                              Chief Financial Officer, and
                              Corporate Secretary


San Francisco, California
September 30, 2003

                                  ANNEX INDEX

                          ----------------------------


         ANNEX

           A.  Plan of Complete Liquidation and Dissoulution of TNERA, Inc.
           B.  Form of Proxy Card
           C.  Restated Financial Statements of TENERA, Inc.
                   o  Item 6. Selected Financial Data
                   o Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition
                   o  Item 8. Financial Statements and Supplementary Data
                   o  Exhibit to Restated Financial Statments of TENERA, Inc.

                                     ANNEX A

                          ----------------------------

                 PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF
                                  TENERA, INC.

                          ----------------------------


      This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of TENERA, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law (the "DGCL") and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

       1. The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of the holders of the Company's Common Stock to take action on the Plan and ratify the Company's actions taken to date on the Plan. If stockholders holding a majority of the Company's outstanding common stock, par value $0.001 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

       2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

       3. From and after the Adoption Date, the Company shall complete the following corporate actions: The Board of Directors will liquidate the Company's assets in accordance with any applicable provision of the DGCL, including Sections 280 and 281. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at it option, instruct the officers of the Company to follow the procedures set forth in Sections 280 and 281 of the DGCL which instruct such officers to: (i) give notice of the dissolution to all persons having a claim against the Company and provide for the rejection of any such claims in accordance with Section 280 of the DGCL; (ii) offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL;
(iii) petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (A) claims that are the subject of pending litigation against the Company, and (B) claims that have not been made known to the Company at the time of dissolution, but are likely to arise or become known within five (5) years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL; (iv) pay, or make adequate provision for payment, of all claims made against the Company and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan in accordance with Section 280 of the DGCL; and (v) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL.

       4. The distributions to the stockholders pursuant to Section 3, 6 and 7 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors or the Trustees (as defined below), in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the

Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees ("Satisfactory Evidence and Indemnity"). The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to the Trust or (iii) the date on which the Company files its Certificate of Dissolution under the DGCL (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

       5. If any distribution to a shareholder cannot be made, whether because the shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such shareholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

      6. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of its stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the stockholders, including without limitation non-cash assets and assets held on behalf of the stockholders
(a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the Federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors may appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, subject to this Section and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable.

      7. Whether or not a Trust shall have been previously established pursuant to Section 6, in the event it should not be feasible for the Company to make the final distribution to its stockholders of all assets and properties of the Company prior to [Need to insert appropriate date] then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in
Section 6.

       8. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the DGCL.

       9. Under this Plan the Board of Directors may approve the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, including any sale, exchange or other disposition in liquidation of less than a majority of the property and assets of the Company to affiliates of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions.

      10. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

      11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.

       12. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder, including seeking an extension in time and coverage of the Company's insurance policies currently in effect.

       13. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

      14. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs. The Board of Directors is further authorized to commence restructuring proceedings under applicable state or federal law, including bankruptcy proceedings under Title 11 of the United States Code.

                                     ANNEX B

                         ------------------------------

                               FORM OF PROXY CARD

                         ------------------------------

                               FRONT OF PROXY CARD



      PROXY



                                [GRAPHIC OMITTED]


          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - OCTOBER 17, 2003



                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF TENERA, INC.



     The undersigned shareholder of TENERA, Inc., a Delaware corporation (the "Company"), hereby appoints Jeffrey R. Hazarian and William A. Hasler as the undersigned's proxies, each with full power of substitution to attend and act for the undersigned at the Special Meeting of Shareholders of the Company to be held on Thursday, October 30, 2003 at 12:00 noon, local time, at the offices located at 1 Maitime Plaza, Suite 750, San Francisco, California, and any adjournments thereof, and to represent and vote as designated on the other side, all of the shares of Common Stock of the Company that the undersigned would be entitled to vote.


         The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Special Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their best judgment.

         The proxies present at the Special Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated on the other side by the undersigned. If no instructions to the contrary are indicated on this proxy, it will be voted for the ratification and approval of the Plan of Complete Liquidation and Dissolution of TENERA, Inc. The Board of Directors recommends a vote FOR the proposal.



SEE REVERSE SIDE   Continued and to be signed on Reverse Side   SEE REVERSE SIDE

                               BACK OF PROXY CARD



Vote on Proposal



Please mark your vote as indicated in this example  [ X ]



Item 1. To ratify and approve the Plan of Complete Liquidation and Dissolution of TENERA, Inc.

                                  FOR        AGAINST       ABSTAIN

                                  [ ]          [ ]           [ ]

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.





Signature of Shareholder(s) ____________________________  Date:  _________, 2003

IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as stenciled on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give you full title as such. Each joint owner must sign. Please mark, sign, date and return your proxy promptly in the postage-paid envelope provided.

                                     ANNEX C

                          ----------------------------

                          RESTATED FINANCIAL STATEMENTS

                                  TENERA, INC.

                          ----------------------------

Item 6.  Selected Financial Data

      The following consolidated selected financial data of TENERA, Inc. (including its subsidiaries, "TENERA", or the "Company") for the five prior years should be read in conjunction with the consolidated financial statements and related notes included elsewhere.



                                  TENERA, INC.
                              FINANCIAL HIGHLIGHTS





  (In thousands, except per share and statistical amounts)

-----------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,

                                                       ----------------------------------------------------------

                                                           2002        2001         2000         1999       1998

-----------------------------------------------------------------------------------------------------------------

OPERATIONS DATA
General and Administrative Expenses .............      $      639  $      373   $     991   $    1,413  $    430
Loss from Continuing Operations..................            (639)       (373)       (991)      (1,413)     (430)
(Loss) Gain from Discontinued Operations.........          (4,167)     (1,657)      1,091        2,755     2,104
Net (Loss) Earnings..............................          (4,806)     (2,030)        100        1,342     1,674
Net Loss from Continuing Operations per Share--
Basic ...........................................           (0.06)      (0.04)      (0.10)       (0.14)    (0.04)
Net Loss from Continuing Operations per Share--
Diluted..........................................           (0.06)      (0.04)      (0.10)       (0.14)    (0.04)
Net (Loss) Earnings from Discontinued Operations
per Share-- Basic ...............................           (0.42)      (0.16)       0.11         0.27      0.21
Net (Loss) Earnings from Discontinued Operations
per Share-- Diluted..............................           (0.42)      (0.16)       0.11         0.27      0.20
(Loss) Earnings per Share-- Basic ...............           (0.48)      (0.20)       0.01         0.13      0.17
(Loss) Earnings per Share-- Diluted .............           (0.48)      (0.20)       0.01         0.13      0.16
Weighted Average Shares-- Basic..................           9,984       9,984       9,960       10,050    10,124
Weighted Average Shares-- Diluted................           9,984       9,984      10,195       10,409    10,450
CASH FLOW DATA
Net Cash (Used) Provided by Operating Activities       $   (1,488) $   (1,052)  $    (164)$        631  $    906

Net (Decrease) Increase in Cash and Cash
Equivalents .....................................              (9)     (1,201)     (1,006)         132     1,069
FINANCIAL POSITION AT DECEMBER 31
Cash and Cash Equivalents .......................           1,277       1,286       2,487        3,493     3,361
Working Capital .................................          (1,744)      2,037       4,443        5,467     4,474
Total Assets ....................................           3,536       6,978      10,074       10,710     9,206
Total Liabilities ...............................           4,461       3,113       4,181        4,950     4,538
Stockholders' (Deficit) Equity...................            (925)      3,865       5,893        5,760     4,668
OTHER INFORMATION
Number of Employees .............................             129         162         192          187       196

----------------------------------------------------------------------------------------------------------------

Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition


Forward-Looking Statements


      With the exception of historical facts, the statements contained in this discussion are forward-looking statements. Certain statements contained in the following Management's Discussion and Analysis of Results of Operations and Financial Condition, including, without limitation, statements containing the words "believes", "anticipates", "estimates", "expects", "future", "intends", and words of similar import, constitute forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations and are subject to risk, uncertainties and changes in condition, significance, value and effect, including those described in the Risk Factors section of this report and other recent documents TENERA, Inc. (including its subsidiaries, "TENERA", or the "Company") files with the Securities and Exchange Commission, specifically forms 10-Q and 8-K. Such risks, uncertainties and changes in condition, significance, value and effect could cause the Company's actual results to differ materially from those anticipated events.

Critical Accounting Policies

      The Company considers certain accounting policies related to revenue recognition, allowance for doubtful accounts, and cost capitalization and impairment to be critical policies due to the estimation processes involved in each.

      Revenue Recognition. A significant portion of the Company's now-discontinued operation e-Learning Segment revenue related to sales of custom training courses, set-up fees, and subscription licensing arrangements. Revenue was recognized ratably over the term of the contract and began when delivery of product occurs. In some cases, the term of the contract was not a fixed time period and management estimated the expected revenue recognition period based upon cancellation provisions in the contract, as well as experience with similar contracts. Changes in these factors could have had a significant effect on e-Learning revenue recognition.

      Additionally, in the third quarter of 2002, the Company began offering non-hosted e-Learning licensing arrangements to distributors and clients. These types of sales were accounted for under the AICPA Statement of Position 97-2, "Software Revenue Recognition" (SOP 97-2). Prior to this change in the business model, the Company capitalized costs related to the development of the e-Learning training sources under SOP 98-1. In accordance with that statement, before revenue can be recognized from any non-hosted sales of e-Learning training courses for which the development costs have been capitalized, the carrying value of the training course capitalized costs must be reduced to zero by the value of the licensed sales. The capitalized costs were reduced by $15,000 from the sale of a non-hosted courseware license during 2002 and at December 31, 2002, the remaining net capitalized costs of the e-Learning courses were $117,000.

      Furthermore, a portion of the Professional and Technical Services Segment revenue was derived from fixed-price contracts. Revenue for these contracts was recognized using the percentage-of-completion method, which relied on estimates of total expected contract revenue and costs. Recognized revenues were subject to revisions as the contract progressed to completion. Revisions in revenue estimates were made in the period in which the facts that gave rise to the revision became known.

      Allowance for Doubtful Accounts. The Company is required to estimate the collectibility of its trade receivables. A considerable amount of judgment is required in assessing the ultimate realization of these receivables, including the credit-worthiness of each client. If the financial condition of the Company's former clients were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

      Cost Capitalization and Impairment. The Company had significant assets in its now discontinued operations related to the capitalization of costs of internal-use e-Learning operating system software and costs related to the development of e-Learning training courses. The determination of related estimated useful lives and whether or not these assets were impaired involved significant judgments. Changes in strategy and/or market conditions could have significantly impacted these judgments and would have required adjustments to recorded asset balances.

Approval for Non-Audit Services

      The Company currently engages Ernst & Young as its independent auditors. In addition to the audit services they provide with respect to the Company's audited consolidated financial statements included in its Annual Reports on Form 10-K and certain filings with the Securities and Exchange Commission, Ernst & Young has provided the Company in the past and may provide in the future certain non-audit services, such as tax services (tax compliance and tax related consultations) and audit related assistance, such as services in connection with accounting issues and SEC reporting matters. Effective as of July 30, 2002, the Sarbanes-Oxley Act of 2002 requires that all non-auditing services provided to an issuer by the auditor of the issuer be pre-approved by the audit committee of the issuer. Accordingly, the Company's audit committee has approved the audit and tax service fees applicable to services currently being provided to the Company by Ernst & Young. Tax service fees relate to services for tax compliance and tax planning. The Company's audit committee of its board of directors currently consists of Messrs. Thomas S. Loo, William A. Hasler, and George L. Turin.


                                  TENERA, INC.
                              RESULTS OF OPERATIONS

-----------------------------------------------------------------------------------------------------------------

                                                                                   Percent of Revenue

                                                                        -----------------------------------------

                                                                                Year Ended December 31,

                                                                        -----------------------------------------

                                                                         2002           2001          2000

-----------------------------------------------------------------------------------------------------------------

Discontinued Operations

   Revenue from Discontinued Operations..............................   100.0%        100.0%        100.0%

   Direct Costs from Discontinued Operations.........................    89.6          78.2          78.5

   General and Administrative Expenses from Discontinued Operations..    38.4          35.5          18.5

   Impairment Loss from Discontinued Operations......................     2.5            --            --

   Other Income from Discontinued Operations.........................       *            --             *

   Interest (Expense) Income from Discontinued Operations, net ......    (0.7)          0.1           0.6

                                                                        --------      ---------     ----------

      (Loss) Earnings from Discontinued Operations before Income Tax
(Benefit) Expense....................................................   (31.2)        (13.6)          3.6

Loss from Continuing Operations......................................    (4.6)         (1.8)         (3.1)

                                                                        --------      ---------     ----------

Net (Loss) Earnings before Income Tax (Benefit) Expense..............   (35.8%)       (15.4%)         0.5%

                                                                        ========      =========     ==========

-----------------------------------------------------------------------------------------------------------------

  * Less than 0.05%

Year Ended December 31, 2002 versus Year Ended December 31, 2001

      The Company had historically provided a broad range of professional and technical services, and web-based e-Learning solutions. As described more fully in Subsequent Event Note 10 to the Consolidated Financial Statements, subsequent to the most recent annual period (year ended December 31, 2002) reported in the Consolidated Financial Statements, the Company completed the sales of each of the subsidiary business operations. This was accomplished through the disposition of all operating assets by two of the Company's subsidiaries and the sale of the third subsidiary.

      The Company had historically been principally organized into two operating segments: Professional and Technical Services and e-Learning. The Company's professional and technical services were designed to solve complex management, engineering, environmental, health and safety challenges associated with the management of federal government properties. TENERA's web-based e-Learning products and services, provided through the Company's GoTrain Corp. subsidiary (`GoTrain'), were designed to provide a suite of on-line, interactive, compliance and regulatory-driven training applications for use by clients' employees.

      The Company also announced subsequent to the end of the 2002 reporting period, that the Board of Directors is proposing a plan of dissolution for ratification and approval by its shareholders at a Special Meeting of shareholders scheduled to be held in October 2003. The plan was approved by the Board of Directors, subject to shareholder approval, on July 15, 2003. Accordingly, a proxy statement will be prepared and distributed by the Company to its shareholders recommending approval of the plan in advance of the Special Meeting.

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company experienced consolidated net losses of approximately $4.8 million in 2002 and $2.0 million in 2001. As a result of the Subsequent Event reported in Note 10 to the Consolidated Financial Statements, the accompanying consolidated statements of operations have been restated to reflect presentation of the results of the subsidiaries as discontinued operations (see Note 2 to the Consolidated Financial Statements). Cash balances at December 31, 2002 were about the same as December 31, 2001 at $1.3 million. No adjustments have been made to the consolidated financial statements to reflect a liquidation basis of accounting (see Note 2. to the Consolidated Financial Statements).

      Net loss from discontinued operations before income tax benefit for the year ended December 31, 2002 was $4,323,000, compared to net loss from discontinued operations before income tax benefit of $2,727,000 for the same period in 2001. The increase in loss primarily results from lower Professional and Technical Services Segment revenue and an impairment charge in the e-Learning Segment. Specifically, a combination of a reduced number of federal government projects and lower labor billing rates for work at the DOE's Rocky Flats site (the "Rocky Flats Contract") were the main reasons for the increased loss. In the third quarter of 2002, the Company recorded an impairment charge of $350,000 related to the write-off of certain internally developed training course assets in its e-Learning Segment deemed to be obsolete (see Note 2 to Consolidated Financial Statements). The Company determined that many of the library courses it had developed had little or no future utility or economic benefit based on historical sales and management projections.

      Professional and Technical Services Segment revenue from discontinued operations for the year ended December 31, 2002 decreased 34% ($6.5 million) from 2001, primarily due to a lower allocation of work to the Company at the Rocky Flats site. For 2002, the concentration of revenue from government projects was 71% of total Company revenue compared to 73% in 2001.

      A greater number of new clients in the e-Learning Segment were primarily responsible for the 21% ($0.2 million) increase in e-Learning revenue from discontinued operations in 2002.

      Direct costs from discontinued operations were lower in 2002, compared to a year ago, primarily as a result of fewer Professional and Technical Services Segment projects. Gross margin from discontinued operations decreased to 10% in 2002 from 22% in 2001, mainly due to client-mandated lowered labor billing rates for the ongoing Rocky Flats Contract activity, increased integration expenditures related to the SkillSoft (formerly SmartForce) e-Learning agreement, and higher employee healthcare costs.

      General and administrative costs from both discontinued and continuing operations were a combined 21% lower in 2002, compared to a year ago, primarily reflecting furloughing non-essential personnel under a plan implemented in August 2001. Included in general and administrative expenses for 2002 is $16,000 of stock option compensation to a former officer of GoTrain, who provided and will provide e-Learning consulting services (see Note 3 to Consolidated Financial Statements).

      In the third quarter of 2002, the Company recorded an impairment charge of $350,000 related to the write-off of certain internally developed training course assets in its e-Learning Segment discontinued operation deemed to be obsolete (see Note 2 to Consolidated Financial Statements). The Company determined that many of the library courses it had developed had little or no future utility or economic benefit based on historical sales and management projections.

      Net interest expense in 2002 represents accrued interest on the convertible debentures sold in March 2002 by the Company's GoTrain subsidiary (see Note 7 to Consolidated Financial Statements), partially offset by earnings from the investment of cash balances in money market accounts and short-term corporate debt instruments. Net interest income in 2001 represents earnings from the investment of cash balances in money market accounts and short-term corporate debt instruments and was higher than 2002 due to higher average cash balances and higher interest rates during 2001.


Year Ended December 31, 2001 versus Year Ended December 31, 2000

      Net loss from discontinued operations before income tax benefit for the year ended December 31, 2001 were $2,727,000, compared to net earnings from discontinued operations before tax expense of $1,154,000 for the same period in 2000. The decrease in earnings primarily resulted from lower Professional and Technical Services Segment revenue from discontinued operations, coupled with higher sales and marketing expenses in the e-Learning Segment discontinued operations.

      Professional and Technical Services Segment revenue from discontinued operations for the period ended December 31, 2001 decreased 41% ($13.0 million) from 2000, primarily due to a lower allocation at the Rocky Flats Site of work to lower-tier subcontractor teams and closure of the Company's commercial strategic consulting business area. For the year 2001, the concentration of revenue from government projects decreased to 73% of total Company revenue, from 85% in 2000.

      Revenue from discontinued operations in the e-Learning Segment increased by 156% ($671,000) for the period ended December 31, 2001, as compared to 2000, mainly due to a greater number of new contracts.

      Direct costs from discontinued operations were lower in 2001, compared to the year before, primarily as a result of decreased revenue generation. Gross margin was 22% in 2001, the same as in 2000.

      General and administrative costs from both discontinued and continuing operations were a combined were 8% higher for the year ended December 31, 2001, compared to the year before, primarily as a result of increased business development costs in the e-Learning Segment and costs associated with pursuit of a DOE contract at Grand Junction, Colorado for Professional and Technical Services. In March 2002, the DOE announced the award of the Grand Junction contract to another team of companies.

      The lower net interest income in 2001, as compared to the year before, was primarily due to lower average cash balances and lower interest rates, together with the impact of a receivables assignment in the third quarter of 2001 related to an electric utility client in the Company's Professional and Technical Services Segment, which initiated bankruptcy proceedings in early April 2001. The Company assigned all of its pre-petition receivables to a third party in August 2001 in return for 75% of the amounts owed. For the third quarter of 2001, the Company reported the 25% finance charge discount as interest expense.


Liquidity and Capital Resources

      Cash and cash equivalents decreased by $9,000 during 2002. The decrease was due to cash used by operations ($1,488,000) and net acquisition of property and equipment ($21,000), mostly offset by the sale of convertible debentures ($1,500,000).

      Trade receivables, net of sales allowance, decreased by $1,537,000 from December 31, 2001, primarily due to lower revenues and increased collections during the period. The allowance for sales adjustments decreased by $8,000 from December 31, 2001, related to the closure and settlement of old government contracts.

      Income tax receivable decreased by $884,000 from December 31, 2001 due to the receipt in March 2002 of a federal tax refund of 1999 taxes paid. Additionally, the Company received federal tax refunds totaling $174,000 in June 2002 related to years 1999 and 1998 due to enactment in 2002 of the Economic Growth and Tax Relief Reconciliation Act.

      Other current assets increased by $123,000 from the end of 2001, reflecting increased prepaid expenses associated with insurance renewals.

      Other assets increased by $89,000 from December 31, 2001, primarily relating to training course and operating system development in the e-Learning Segment (see Note 2 to Consolidated Financial Statements).

      Accounts payable decreased by $68,000 since the end of 2001 primarily resulting from lower direct costs supporting decreased revenues. Accrued compensation and related expenses decreased by $354,000 during 2002, primarily reflecting the reduction in accruals for payroll, vacation, and other employee benefits due to the termination of employees during the year and a smaller workforce at December 31, 2002, as compared to December 31, 2001.

      Deferred revenue increased by $165,000 from December 31, 2001 due to a higher level of upfront billing in the e-Learning Segment related to library course subscription fees and custom course fees.

      Accrued interest expense increased by $105,000 from December 31, 2001 due to the sale of convertible debentures in March 2002 (see Note 7 to Consolidated Financial Statements).

      No cash dividend was declared in 2002.

      The impact of inflation on project revenue and costs of the Company was minimal.

      At December 31, 2002, the Company had operating lease commitments through 2005 totaling $1,595,000, principally for real property (see Note 5 to Consolidated Financial Statements). Additionally, the Company had other long-term obligations through 2006, totaling $1,233,000, related to an agreement with SkillSoft (formerly SmartForce) to co-develop and distribute ES&H and regulatory content via their internet platform (see Note 6 to Consolidated Financial Statements). The table below schedules these contractual obligations:



----------------------------------------------------------------------------------------------------------------

              Contractual Obligations                                   Payments Due By Period

                                                       ---------------------------------------------------------

                  (In thousands)                         Total      Less         1 - 3       4 - 5       After 5
                                                                   Than 1        Years       Years        Years
                                                                    Year

----------------------------------------------------------------------------------------------------------------

Operating Lease Obligations .....................      $  1,595    $    744     $   851     $     --         $--

Other Long-Term Obligations......................         1,233         480         548          205          --

                                                       --------    --------     --------    --------    --------

Total Contractual Cash Obligations ..............      $  2,828    $  1,224     $  1,399    $    205    $     --

----------------------------------------------------------------------------------------------------------------



      In March 2002, the Company's GoTrain subsidiary sold subordinated convertible debentures to private investors for a total principal amount of $1,500,000. Each debenture bore simple interest at the rate of 8% per annum, with cumulative interest payable only if the debenture was not converted into preferred stock of GoTrain, pursuant to the debenture terms. The maturity date of each debenture was July 31, 2003. The larger debenture, in the amount of $1,000,000, could have been converted at any time by the holder into convertible preferred stock of GoTrain. The other debenture, in the amount of $500,000 could have been repaid or converted into convertible preferred stock at any time by GoTrain. Otherwise, the debentures would automatically convert into convertible preferred stock at the earlier of the maturity date, or upon an underwritten public offering of GoTrain common stock. At maximum conversion, the holders would have owned approximately 33% of GoTrain, subject to potential dilution from Subsidiary Stock options and Subsidiary Stock purchase rights granted under the GoTrain Plan. At December 31, 2002, upon full conversion of the debentures and the outstanding Subsidiary Stock options, the holders of the debentures would have owned approximately 29% of GoTrain (see Note 7 to Consolidated Financial Statements).

      Pursuant to the sale of GoTrain assets reported in Subsequent Event Note 10 to the Consolidated Financial Statements, the holders of the Series 1 Debentures elected in 2003 to receive payment in full of the outstanding principal and interest in lieu of conversion, and the Company elected to repay in full the outstanding principal and interest of the Series 2 Debentures in 2003.

      From September 20, 2002 through July 15, 2003, the Board of Directors held a total of 11 meetings to explore and discuss the strategic alternatives. On July 1, 2003, the directors voluntarily suspended cash compensation for their continued service on the board of directors effective July 1, 2003. On July 15, 2003, the Board of Directors unanimously deemed advisable the liquidation and dissolution of TENERA and unanimously adopted the plan of dissolution subject to shareholder approval. See Subsequent Event Note 10 to the Consolidated Financial Statements for an expanded discussion of the rationale and impact of this decision.


Risk Factors

      The following risk factors and other information included in this Annual Report should be carefully considered. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that management currently deems immaterial, also may impair the business operations. If any of the following risks occur, the Company's business, financial condition, operating results and cash flows could be materially adversely affected.

     Discontinued Operation; Disposal of Operating Segments; Plan of Liquidation. The Board of Directors had determined that the Company's limited financial resources, as well as the difficult economic environment and increasingly more costly regulatory climate to operate as a public company, required it during 2003 to actively seek to dispose of its remaining operating segments or permit its operating units to dispose of their assets. As described more fully in Note 10 to the Consolidated Financial Statements, subsequent to the most recent annual period reported in the Consolidated Financial Statements, the Company completed the sales of each of the subsidiary business operations. This was accomplished through the disposition of all operating assets by two of the Company's subsidiaries and the sale of the third subsidiary.

      In 2003, the Company's assets that remain after the sales of the operating assets by the subsidiaries are primarily the proceeds of such sales in the form of cash and cash equivalents and escrowed funds. The Company's subsidiaries also retained certain trade receivables, including receivables of approximately $240,000 related to the Energy subsidiary's business that has remained unpaid in excess of six months. Although the Company maintains that the amounts outstanding are due and payable under the terms of the client agreements and has delivered a written demand for payment, there can be no assurance that the client will honor the agreement. If necessary, the Company may pursue legal recourse to affect collection; however such a course of action would also utilize cash resources to pay for litigation support costs while not providing a guaranteed successful outcome. Any litigation could delay or even prevent the Company from completing the plan of dissolution. If the Company does not enjoy favorable outcomes in the collection of outstanding receivables, it may not generate meaningful cash, if any to return to the shareholders.

       As a result of the sale of assets in 2003 by the subsidiaries, the Company no longer retains any businesses that generate revenue. The Company's other non-operating assets are primarily composed of minimal amounts of property and equipment retained by the parent's general and administrative office with a book value of less than $20,000. Buyers for the remaining property and equipment not being currently used to effectuate the wind-down are being sought, however there can be no assurance that the Company will be able to enter into agreements for the purchase of the property at any price.

       The Company also announced subsequent to the end of the 2002 reporting period, that the Board of Directors is proposing a plan of dissolution for ratification and approval by its shareholders at a Special Meeting of shareholders scheduled to be held in October 2003. The plan was approved by the Board of Directors, subject to shareholder approval, on July 15, 2003. Accordingly, a proxy statement will be prepared and distributed by the Company to its shareholders recommending approval of the plan in advance of the Special Meeting.

      The Board of Directors has not established a firm timetable for winding up the affairs of the Company if the plan of dissolution is ratified and approved by the shareholders. The Company faces several uncertainties that could affect the ultimate outcome of the dissolution including, but not limited to: the negative impact on cash flow due to inability to collect or realize remaining accounts receivables in a timely fashion or at all; favorable settlement of outstanding obligations; and minimizing further costs attendant with the Company's liquidation process. Given these unknowns, at the present time, any distribution to the shareholders is uncertain.

      Market for Shares: Delisting from the American Stock Exchange. The Company was notified on June 13, 2003 that it may not meet certain of the Exchange's continued listing standards. On June 25, 2003, the Company submitted a response acknowledging the notification and stating that it would conduct a review of the alternatives available to the Company. The Company also announced on July 1, 2003 in a press release that there could be no assurance however that the Company would be able to present a plan that will meet the continued AMEX listing standards, or if it did not, would be able to provide an alterative market for its outstanding shares. Subsequent to July 15, 2003, the Company notified the AMEX of the Board of Directors resolution to wind up and dissolve the Company and its recommendation for approval from the Company's shareholders. On July 16, 2003, the AMEX contacted the Company to announce that in light of the information received from the Company, it had halted trading of the common stock on the Exchange pending a move to delist the Company.

     Government Contracts Audits. The Company's United States government contracts performed by the now-discontinued operations are subject in all cases to audit by governmental authorities. In 1994, an audit was concluded, which began in 1991, of certain of its government contracts with the DOE relating to the allowability of certain employee compensation costs. The Company made a special charge to earnings in 1991 for a $2.4 million provision for the potential rate adjustments then disputed by the Company and the government. As a result of resolving certain issues in the dispute, the Company recognized increases to earnings of $500,000 in 1994, $250,000 in 1996, $150,000 in 2000,
and $150,000 in 2001. Cash payments to clients associated with the settlement are estimated to be approximately $300,000, which were accrued for in a prior year, and may be claimed as government contracts with individual clients are closed out. There can be no assurance that no additional charges to earnings of the Company may result from future audits of the Company's government contracts.

Item 8.  Financial Statements and Supplementary Data



                                  TENERA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS



  (In thousands, except per share amounts)

----------------------------------------------------------------------------------------------------------------

                                                                             Year Ended December 31,

                                                                  ----------------------------------------------

                                                                      2002            2001             2000

----------------------------------------------------------------------------------------------------------------

General and Administrative Expenses ........................      $       639      $      373       $      991

                                                                  -------------    ------------     ------------

Loss from Continuing Operations.............................             (639)           (373)            (991)
Discontinued Operations:
   (Loss) Gain from Discontinued Operations.................           (4,323)         (2,727)           1,154
    Income Tax (Benefit) Expense............................             (156)         (1,070)              63

                                                                  -------------    ------------     ------------

(Loss) Earnings from Discontinued Operations................           (4,167)         (1,657)           1,091

                                                                  -------------    ------------     ------------

Net (Loss) Earnings ........................................      $    (4,806)     $   (2,030)      $      100


Net (Loss) Earnings per Share -- Basic:
    Net Loss from Continuing Operations.....................      $     (0.06)     $    (0.04)      $    (0.10)
    Net (Loss) Earnings from Discontinued Operations........      $     (0.42)     $    (0.16)      $     0.11

                                                                  -------------    ------------     ------------

    Net (Loss) Earnings....................................       $     (0.48)     $    (0.20)      $     0.01

                                                                  =============    ============     ============

Net (Loss) Earnings per Share -- Diluted:
    Net Loss from Continuing Operations.....................      $     (0.06)     $    (0.04)      $    (0.10)
    Net (Loss) Earnings from Discontinued Operations........      $     (0.42)     $    (0.16)      $     0.11

                                                                  -------------    ------------     ------------

    Net (Loss) Earnings.....................................      $     (0.48)     $    (0.20)      $     0.01

                                                                  =============    ============     ============

Weighted Average Number of Shares Outstanding-- Basic.......            9,984           9,984           9,960

                                                                  =============    ============     ============

Weighted Average Number of Shares Outstanding-- Diluted.....            9,984           9,984          10,195

                                                                  =============    ============     ============
================================================================================================================

  See accompanying notes.

                                  TENERA, INC.
                           CONSOLIDATED BALANCE SHEETS



  (In thousands, except share amounts)

----------------------------------------------------------------------------------------------------------------

                                                                                           December 31,

                                                                                   -----------------------------

                                                                                      2002             2001

----------------------------------------------------------------------------------------------------------------

ASSETS
Current Assets
   Cash and cash equivalents ...............................................       $    1,277       $    1,286
   Trade receivables, less allowances of $539 (2001 - $547)
     Billed ................................................................              620            1,533
     Unbilled ..............................................................              635            1,259
   Income tax receivable....................................................               --              884
   Other current assets ....................................................              185              188

                                                                                   ------------     ------------

       Total Current Assets ................................................            2,717            5,150
Property and Equipment, Net ................................................              243              546
Other Assets ...............................................................              576            1,282

                                                                                   ------------     ------------

         Total Assets ......................................................       $    3,536       $    6,978

                                                                                   ============     ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
   Accounts payable.........................................................       $    1,068       $    1,136
   Accrued compensation and related expenses ...............................            1,397            1,751
   Deferred revenue ........................................................              391              226
   Convertible debt and accrued interest ...................................            1,605               --

                                                                                   ------------     ------------

       Total Current Liabilities ...........................................            4,461            3,113
Stockholders' (Deficit) Equity
  Common Stock, $0.01 par value, 25,000,000 authorized, 10,417,345 issued,
  and 9,984,259 outstanding at December 31, 2002 and 2001, respectively ....              104              104
   Paid in capital, in excess of par .......................................            5,693            5,677
   Accumulated deficit .....................................................           (6,229)          (1,423)
   Treasury stock-- 433,086 shares at December 31, 2002 and 2001,
respectively ...............................................................             (493)            (493)

                                                                                   ------------     ------------

       Total Stockholders' (Deficit) Equity ................................             (925)           3,865

                                                                                   ------------     ------------

         Total Liabilities and Stockholders' (Deficit) Equity ..............       $    3,536       $    6,978

                                                                                   ============     ============
----------------------------------------------------------------------------------------------------------------

  See accompanying notes.

                                  TENERA, INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

  (In thousands)
-----------------------------------------------------------------------------------------------------------------------------
                                                                Paid-In          Retained
                               Common        Stock             Capital in        Earnings
                                                                 Excess        (Accumulated       Treasury
                                                                 of Par          Deficit)          Stock           Total
                            -----------------------------
                                 Shares        Amount
-----------------------------------------------------------------------------------------------------------------------------
December 31, 1999 ......          9,934     $    104         $   5,699         $    507         $   (550)      $   5,760
Exercise of Stock Options            50           --               (24)              --               57              33
Net Earnings ...........             --           --                --              100               --             100
                            ------------   --------------   ----------------  ---------------  -------------- ---------------
December 31, 2000 ......          9,984     $    104         $   5,675         $    607         $   (493)      $   5,893
Capital Contribution ..              --           --                 2               --               --               2
Net Loss ...............             --           --                --           (2,030)              --           (2,030)
                            ------------   --------------   ----------------  ---------------  -------------- ---------------
December 31, 2001 ......          9,984     $    104         $   5,677         $ (1,423)        $   (493)      $   3,865
Fair Value of Stock
Compensation to Consultant           --           --                16               --               --              16
Net Loss ...............             --           --                --           (4,806)              --          (4,806)
                            ------------   --------------   ----------------  ---------------  -------------- ---------------
December 31, 2002 ......          9,984     $    104         $   5,693         $ (6,229)        $   (493)      $    (925)
                            ============   ==============   ================  ===============  ============== ===============

  See accompanying notes.

                                  TENERA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


  (In thousands)
----------------------------------------------------------------------------------------------------------------
                                                                             Year Ended December 31,
                                                                  ----------------------------------------------
                                                                      2002            2001             2000
----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) earnings .....................................      $    (4,806)    $   (2,030)       $     100
   Adjustments to reconcile net (loss) earnings to cash used
   by operating activities:
     Depreciation and amortization .........................              893            752              392
     Impairment loss .......................................              350             --               --
     Net loss (gain) on disposal of assets .................                2             --               (4)
     Stock compensation to consultant ......................               16             --               --
     Changes in assets and liabilities:
       Trade receivables, net of allowance..................            1,537          2,641            1,122
       Income tax receivable ...............................              884           (723)             (11)
       Other current assets ................................             (123)           169             (396)
       Other assets ........................................              (89)          (793)            (598)
       Accounts payable ....................................              (68)        (1,117)            (857)
       Accrued compensation and related expenses ...........             (354)           (81)              (6)
       Deferred revenue ....................................              165            130               94
       Accrued interest expense ............................              105             --               --
                                                                  -------------    ------------     ------------
         Net Cash Used by Operating Activities .............           (1,488)        (1,052)            (164)
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of property and equipment ...................              (22)          (151)            (756)
   Acquisition of application development software .........               --             --             (125)
   Proceeds from sale of assets ............................                1             --                6
                                                                  -------------    ------------     ------------
         Net Cash Used by Investing Activities .............              (21)          (151)            (875)
CASH FLOWS FROM FINANCING ACTIVITIES
   Sale of convertible debentures ..........................            1,500             --               --
   Issuance of equity in subsidiary ........................               --              2               --
   Issuance of common stock from Treasury ..................               --             --               33
                                                                  -------------    ------------     ------------
         Net Cash Provided by Financing Activities .........            1,500              2               33
                                                                  -------------    ------------     ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS ..................               (9)        (1,201)          (1,006)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR .............            1,286          2,487            3,493
                                                                  -------------    ------------     ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR ...................      $     1,277      $   1,286        $   2,487

                                                                  =============    ============     ============
----------------------------------------------------------------------------------------------------------------

  See accompanying notes.

                                  TENERA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


Note 1. Organization

      TENERA, Inc. (including its subsidiaries, "TENERA", or the "Company") had historically provided a broad range of professional and technical services, and web-based e-Learning solutions. As described more fully in Note 10 to the Consolidated Financial Statements, subsequent to the most recent annual period reported in the Consolidated Financial Statements, the Company completed the sales of each of the subsidiary business operations. This was accomplished through the disposition of all operating assets by two of the Company's subsidiaries and the sale of the third subsidiary.

      The Company had historically been principally organized into two operating segments: Professional and Technical Services and e-Learning. The Company's professional and technical services were designed to solve complex management, engineering, environmental, health and safety challenges associated with the management of federal government properties. TENERA's web-based e-Learning products and services, provided through the Company's GoTrain Corp. subsidiary (`GoTrain'), were designed to provide a suite of on-line, interactive, compliance and regulatory-driven training applications for use by clients' employees.

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company experienced consolidated net losses of approximately $4.8 million in 2002 and $2.0 million in 2001. Cash balances at December 31, 2002 were about the same as December 31, 2001 at $1.3 million. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

       The principal factor for the Company's consolidated loss performance and strain on cash in recent years has been the dedication of resources to the Company's e-learning subsidiary, GoTrain Corp., and the resultant losses from the start-up phase of this new business segment.

      In 2001, management explored financing alternatives that could address the reduction of the Company's working capital resulting from this internal investment strategy. Additionally, in 2001, the Company took steps to reduce its cash requirements through a salary reduction program and furloughing personnel, which carried into 2002. Further, in March 2002, GoTrain Corp. issued convertible debentures in the amount of $1,500,000 to an investment fund to permit it to continue to develop its business without requiring further significant financial resources from the Company, which previously had been the sole source of GoTrain's funding.

Note 2. Summary of Significant Accounting Policies

      Basis of Presentation. The accompanying consolidated financial statements are prepared on the Company's historical basis of accounting and include the accounts of the Company and its subsidiaries and are unaudited. All intercompany accounts and transactions have been eliminated. The disposition of all operating assets by two of the Company's subsidiaries and the sale of the third subsidiary (see Subsequent Event in Note 10 to the Consolidated Financial Statements) prompted presentation of their results on the consolidated statement of operations as discontinued operations. However, no adjustments have been made to reflect a liquidation basis of accounting because the Company's board of directors approved the plan of liquidation subsequent to yearend. Assuming approval by the shareholders, in future reporting periods after June 30, 2003, the Company will report on a liquidation basis of accounting, which will result in the assets and liabilities of the Company being adjusted to their estimated net realizable values.

      The loss from continuing operations is comprised entirely of corporate general and administrative expenses. Losses and earnings from discontinued operations were comprised of the revenue and expenses from the subsidiary operations previously reported in two business segments (see Note 8 to the Consolidated Financial Statements).

      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from these estimates.

      Cash and Cash Equivalents. Cash and cash equivalents at December 31, 2002 and December 31, 2001 consisted of deposited cash and money market accounts at a banking institution. Additionally, throughout the referenced fiscal years, the Company has invested in commercial paper issued by companies with strong credit ratings. There were no such investments at the end of 2002 and 2001. The Company includes in cash and cash equivalents, all short-term, highly liquid investments, which mature within three months of acquisition.

      Concentrations of Credit Risk and Credit Risk Evaluations. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents consist principally of money market accounts. Cash and cash equivalents are held with a domestic financial institution with high credit standing. The Company has not experienced any significant losses on its cash and cash equivalents. The Company conducts business with companies in various industries primarily in the United States. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Allowances are maintained for potential credit issues, and such losses to date have been within management's expectations. Included in accounts receivable are certain trade receivables related to U.S. government contracts and included in the net balance of accounts receivable are allowances of $539,000 for doubtful accounts, which includes approximately $400,000 for disputed amounts arising from government audits related to the government contract receivables. At December 31, 2002, three clients accounted for 19%, 17% and 13% of trade receivables. At December 31, 2001, three clients accounted for 42%, 12%, and 10% of the Company's trade receivables. During 2002 and 2001, one client accounted for 63% and 71%, respectively, of total Company revenue. All the above concentrations relate to Professional and Technical Services Segment clients.

      Property and Equipment. Property and equipment are stated at cost ($3,368,000 and $3,360,000 at December 31, 2002 and 2001, respectively), net of accumulated depreciation ($3,125,000 and $2,814,000 at December 31, 2002 and 2001, respectively). Depreciation is calculated using the straight-line method over the estimated useful lives, which range from three to five years.

      Other Assets and Impairment. Included in this asset category are the costs of internal-use e-Learning operating system software, both acquired and developed by the Company, and certain costs related to the development of the Company's e-Learning training courses used in its internet-based application service provider business. These costs have been capitalized in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Under the Company's business model through the second quarter of 2002, a limited license was granted to our clients to access the Company's training system via the internet. The proprietary software resides on the Company's computers and prior to the third quarter of 2002, clients had no other rights to the software. All training and maintenance costs are expensed as incurred. For the year ended December 31, 2002, the Company capitalized $104,000 of developed software costs, compared to $793,000 for the same period in 2001. At December 31, 2002 and December 31, 2001, the Company had $526,000 and $1,232,000, respectively, of capitalized software costs, net of accumulated amortization of $785,000 and $340,000, respectively, and, at December 31, 2002, net of the $350,000 impairment charge previously reported and discussed below. The estimated remaining useful life of costs capitalized is 17 months. For 2002 and 2001, the amortization of capitalized software costs totaled $445,000 and $252,000, respectively.

      In the third quarter of 2002, the Company modified its business model in response to changes in the e-Learning marketplace. In addition to hosting training courses on its internal e-Learning operating system, the Company began offering content only and perpetual licenses to its customers, whereby courses can be run on third-party operating systems. Because of this change, any new development costs associated with this product offering must be accounted for under the guidelines of Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Under SFAS No. 86, software development costs subsequent to the decision to allow certain products to be licensed and run on third-party operating systems, generally will be expensed as incurred, as the time between achieving technological feasibility and general release of the product is not significant. For 2002, the Company expensed $160,000 of software development costs.

      Due to historical and projected losses in its e-Learning Segment, the Company reassessed the carrying values of its long-lived assets , including capitalized software development costs, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ( see "Recent Accounting Pronouncements"). Based on a variety of factors, including actual revenues and/or usage attributable to individual library courses and the identification of software no longer to be used or supported by the Company, certain software with a carrying value of approximately $350,000 was determined to have no future utility or value. Accordingly, in the third quarter of 2002 as previously reported, the Company recorded an impairment charge to fully write-off the carrying value of these capitalized software costs.

      In accordance with the provisions of FASB Statement 144, the Company has estimated the sum of undiscounted net operating cash flows of its business segments over the expected useful lives of the remaining long-lived assets and determined that they exceeded the net carrying value of these assets. Accordingly, no further asset impairment is evident at December 31, 2002. Given the history of losses, the Company will perform an assessment of potential long-lived asset impairment each quarter.

      Revenue. The Company's Professional and Technical Services Segment primarily offered its services to the United States electric power industry and the Department of Energy ("DOE"). Revenue from time-and-material and cost plus fixed-fee contracts was recognized when service was performed and costs were incurred. Revenue from fixed-price contracts was recognized on the basis of percentage of work completed (measured by costs incurred relative to total estimated project costs). The Company's fixed-price contracts were typically less than six months in duration and were billed at project completion.

      The Company's e-Learning Segment's nonrefundable upfront subscription/license fees were recognized ratably over the contractual term, which was typically one year. License and subscription revenue recognition commenced when delivery of initial access to the Company's learning management system and course(s) occurred in accordance with Staff Accounting Bulletin 101 (SAB 101). In addition, usage fee revenue was recognized on an actual usage basis.

      For perpetual license sales of courses to customers, whereby the Company may not be the application service provider, the Company must recognize revenue in accordance with Statement of Position (SOP) 97-2, as amended by SOP 98-4 and SOP 98-9. As noted above, prior to the change in the business model, the Company capitalized costs related to the development of the e-Learning training courses under SOP 98-1. In accordance with that statement, before revenue can be recognized from any non-hosted sales of e-Learning training courses for which the development costs have been capitalized, the carrying value of the training course capitalized costs must be reduced to zero by the value of the non-hosted sales. At December 31, 2002, the remaining net capitalized costs of the e-Learning courses was $117,000, net of $15,000 of non-hosted sales recorded as a contra-asset in the fourth quarter of 2002.

      Reserves are maintained for potential sales adjustments and credit losses; such losses to date have been within management's expectations. Actual revenue and cost of contracts in progress may differ from management estimates and such differences could be material to the financial statements.

      Income Taxes. The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

      For the year ended December 31, 2002, the net tax benefit of $156,000 reflects federal tax refunds received for years 1999 and 1998 due to enactment in 2002 of the Economic Growth and Tax Relief Reconciliation Act.

      Per Share Computation. Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options and convertible debentures, in the weighted average number of common shares outstanding for a period, if dilutive. The determination of fully diluted earnings per share excludes the impact of 1,449,500 additional shares of TENERA common stock, issuable upon the exercise of outstanding stock options, because they are antidilutive. Also excluded from the computation of fully diluted earnings per share as antidilutive are the potential impact of the conversion of GoTrain convertible debentures (see Note 5 to Consolidated Financial Statements) and GoTrain Subsidiary Stock options of 3,333,000 shares and 1,902,387 shares, respectively, to GoTrain common stock.


      The following table sets forth the computation of basic and diluted earnings per share as required by Financial Accounting Standards Board Statement No. 128 for continuing and discontinued operations:

  (In thousands, except per share amounts)
----------------------------------------------------------------------------------------------------------------
                                                                             Year Ended December 31,
                                                                  ----------------------------------------------
                                                                      2002            2001             2000
----------------------------------------------------------------------------------------------------------------
Numerator:
   Net loss from continuing operations .....................      $      (639)     $    (373)       $    (991)
Denominator:
  Denominator for basic earnings per share--
  weighted-average shares outstanding ......................            9,984          9,984            9,960
  Effect of dilutive securities:
     Employee & Director stock options (Treasury stock
     method) ...............................................               --             --              235
  Denominator for diluted earnings per share--
  weighted-average common and common equivalent shares .....            9,984          9,984           10,195
                                                                  =============    ============     ============
Basic loss from continuing operations per share ............      $     (0.06)     $   (0.04)       $   (0.10)
                                                                  =============    ============     ============
Diluted loss from continuing operations per share ..........      $     (0.06)     $   (0.04)       $   (0.10)
                                                                  =============    ============     ============
Numerator:
  Net (loss) earnings from discontinued operations .........      $    (4,167)     $  (1,657)       $   1,091
Denominator:
  Denominator for basic earnings per share--
  weighted-average shares outstanding ......................            9,984          9,984            9,960
  Effect of dilutive securities:
    Employee & Director stock options (Treasury stock
    method).................................................               --             --              235
  Denominator for diluted earnings per share--
  weighted-average common and common equivalent shares .....            9,984          9,984           10,195
                                                                  =============    ============     ============
Basic (loss) earnings from discontinued Operations per share      $     (0.42)     $   (0.16)       $    0.11
                                                                  =============    ============     ============
Diluted (loss) earnings from discontinued Operations per share    $     (0.42)     $   (0.16)       $    0.11
                                                                  =============    ============     ============

----------------------------------------------------------------------------------------------------------------




      Stock Option Plans. The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

      Proforma Disclosures of the Effect of Stock-Based Compensation. Pro forma information regarding net earnings (loss) and earnings (loss) per share is required by FAS 123 and has been determined as if the Company had accounted for its stock options under the fair value method of FAS 123. The fair value for the TENERA options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002, 2001, and 2000: risk-free interest rates of 4.0% for the March 2002 grant, 5.5% and 5.0% for March and August 2001 grants, respectively, and 6.25% for the March and April 2000 grants; dividend yield of 0% for all years; volatility factors of the expected market price of the Company's common stock of 0.817, 0.695, and 0.65 for the years 2002, 2001, and 2000, respectively; and a weighted-average expected life of the option of five years for all employee grants and seven years for director grants. The fair value for the GoTrain options was estimated at the date of grant in 2002 using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 4.0%; dividend yield of 0%; volatility factor of 0.82; and a weighted-average expected life of the option of seven years.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, options valuation models require the input of highly subjective assumptions including the expected stock price volatility. Since the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting periods of the options. The Company has elected to base its initial estimate of compensation expense on the total number of options granted. Subsequent revisions to reflect actual forfeitures are made in the period the forfeitures occur through a catch-up adjustment.



      Pro forma information regarding the Company's net (loss) earnings and
(loss) earnings per share follows:

  (In thousands, except per share amounts)
----------------------------------------------------------------------------------------------------------------
                                                                             Year Ended December 31,
                                                                  ----------------------------------------------
                                                                      2002            2001             2000
----------------------------------------------------------------------------------------------------------------
Net (Loss) Earnings -- As Reported .........................      $   (4,806)      $  (2,030)       $    100

Pro Forma Net Loss -- FAS 123 ..............................      $   (4,862)      $  (2,119)       $     (2)

Net (Loss) Earnings per Share-- As Reported Basic ..........      $    (0.48)      $   (0.20)       $   0.01
                                                                  =============    ============     ============
Net (Loss) Earnings per Share-- As Reported Diluted ........      $    (0.48)      $   (0.20)       $   0.01
                                                                  =============    ============     ============
Pro Forma Net Loss per Share-- FAS 123 Basic ...............      $    (0.49)      $   (0.21)       $     --
                                                                  =============    ============     ============
Pro Forma Net Loss per Share-- FAS 123 Diluted .............      $    (0.49)      $   (0.21)       $     --
                                                                  =============    ============     ============
----------------------------------------------------------------------------------------------------------------



      The weighted-average grant-date fair value of TENERA options granted, which is the value assigned to the options under FAS 123, was $0.37, $0.32, and $1.20 for grants made during years ended December 31, 2002, 2001, and 2000, respectively. The weighted-average grant-date fair value of GoTrain options granted, which is the value assigned to the options under FAS 123, was $0.18 for grants made in 2002.

      Comprehensive Income. The Company does not have any components of comprehensive income. Therefore, comprehensive income is equal to net earnings reported for all periods presented.

      Disclosures about Segments of an Enterprise. The Company has two reportable operating segments, which are: Professional and Technical Services and e-Learning (see Note 8 to Consolidated Financial Statements).

      Recent Accounting Pronouncements. In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("FAS 144"), which supersedes FAS No. 121, and Accounting Principles Board No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". FAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements". FAS 144 requires that long-lived assets that are disposed of by sale be measured at the lower of book value or fair value less cost to sell. The statement also significantly changes the criteria required to classify an asset as held-for-sale. Additionally, FAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company adopted FAS 144 for its fiscal year on January 1, 2002. The Company recorded an impairment loss of $350,000 in 2002 (see Note 2 to Consolidated Financial Statements) and will continue to assess the impact of FAS 144 on the carrying value of its long-lived assets.

      In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, or SFAS 148. This statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this statement relating to alternative transition methods and annual disclosure requirements are effective for fiscal years ending after December 15, 2002. The provisions of this statement relating to interim financial information are effective for the quarter ending March 31, 2003. The transitional provisions will not have an impact on our financial statements unless we elect to change from the intrinsic value method to the fair value method. We have adopted SFAS 148 as of December 31, 2002 and we believe that the provisions relating to annual and interim disclosures have changed the manner in which we disclose information regarding stock-based compensation.

      Reclassifications. Certain reclassifications of prior year amounts have been made to conform with current presentation.


Note 3. Employee Benefit Plans

      401(k) Savings Plan. The 401(k) Savings Plan is administered through a trust that covers substantially all employees. During 2001, employees could contribute amounts to the plan up to 15% of salary. The Company matches employee contributions equal to 50% of the first 4% of salary deferred. The Company, at its discretion, may also contribute funds to the plan for the benefit of employees. In 2002, 2001, and 2000, charges to earnings for the 401(k) Savings Plan were $92,000, $117,000, and $143,000, respectively. During 2002, 2001, and
2000, the Company contributed no discretionary amounts to the plan.

      Stock Option Plans. Under the provisions of the Company's 1992 Option Plan, 1,500,000 TENERA shares are reserved for issuance upon the exercise of options granted to key employees and consultants. The options generally vest over a three year period and expire six years from date of grant. There were no options granted in 2002 under the plan. In 2001, options were granted for 260,000 shares at an exercise price of $0.48, the then fair market value, expiring August 13, 2007. During 2000, options were granted for 30,000 shares at an exercise price of $1.2625, the then fair market value, expiring on April 18, 2006. During 2002, options for 354,500 shares were forfeited (38,000 and 70,000 in 2001 and 2000, respectively). No options were exercised in 2002 and 2001 (15,000 in 2000). As of December 31, 2002, options for 1,085,500 shares were outstanding and options for 1,032,500 shares were exercisable.

      Under the provisions of the 1993 Outside Directors Compensation and Option Plan, which was approved by the Board of Directors, effective March 1, 1994, as amended in 1998, 500,000 TENERA shares are reserved for issuance upon the exercise of options granted to non-employee directors. These options vest over a one year period and expire ten years from date of grant. In 2002, options were granted for 50,000 shares at an exercise price of $0.49, the then fair market value, expiring on March 1, 2012. In 2001, options were granted for 50,000 shares at an exercise price of $0.57, the then fair market value, expiring on March 1, 2011. During 2000, options were granted for 46,000 shares at an exercise price of $2.125, the then fair market value, expiring on March 1, 2010. During 2002, 2001, and 2000, no options were forfeited. No options were exercised in 2002 and 2001 (35,500 share options were exercised in 2000). As of December 31, 2002, options for 364,500 shares were outstanding and 314,500 were exercisable.

      The combined stock option activity of the Company's two TENERA option plans is summarized below:

  (In thousands, except per share amounts)
----------------------------------------------------------------------------------------------------------------
                                                         Year Ended December 31,
                           -------------------------------------------------------------------------------------
                                     2002                          2001                          2000
                           -------------------------     -------------------------     -------------------------
                                          Weighted-                     Weighted-                     Weighted-
                                          Average                       Average                       Average
                                          Exercise                      Exercise                      Exercise
                              Options      Price           Options       Price           Options       Price
----------------------------------------------------------------------------------------------------------------
Outstanding --
Beginning of Year ..          1,754       $    0.95         1,482       $   1.06          1,526       $   1.00

Granted ............             50            0.49           310           0.49             76           1.78
Exercised ..........             --              --            --             --            (50)           .67
Forfeited ..........           (354)           1.18           (38)          1.26            (70)           .87
                           ----------     ----------     ----------     ----------     ----------     ----------
Outstanding --
End of Year ........          1,450       $    0.88         1,754       $   0.95          1,482       $   1.06
                           ==========     ==========     ==========     ==========     ==========     ==========
Exercisable at
End of Year ........          1,347       $    0.91         1,567       $   1.01          1,319       $   1.02
----------------------------------------------------------------------------------------------------------------



      Exercise prices for options outstanding as of December 31, 2002, ranged from $0.48 to $2.125. The weighted-average remaining contractual life of those options is 2.4 years.

      In April 2002, GoTrain adopted the GoTrain Corp. 2002 Stock Option and Stock Plan ("GoTrain Plan") to provide additional incentive to GoTrain employees, directors, and consultants. Under the provisions of the GoTrain Plan, 2,500,000 shares of GoTrain Corp. common stock ("Subsidiary Stock") are reserved for issuance upon exercise of Subsidiary Stock options and Subsidiary Stock purchase rights granted. The Subsidiary Stock options generally vest over a four year period and expire ten years from date of grant. In 2002, GoTrain's board of directors granted Subsidiary Stock options to employees and directors to acquire 1,800,557 shares of Subsidiary Stock at $0.31 per share. GoTrain management believes the exercise price per share of Subsidiary Stock options approximated the fair value per share, or above fair value, on the dates of the grants, and accordingly, no compensation expense was recorded.

      During the second quarter of 2002, GoTrain also granted 250,000 Subsidiary Stock options to a former officer of, and now consultant to, GoTrain at an exercise price of $0.36 per share. These Subsidiary Stock options were granted in exchange for services through April 16, 2004 and cliff vest on that date. The Subsidiary Stock options were revalued, subsequently, under the guidance of Statement of Financial Standards No. 123 ("FAS 123") using a Black-Scholes option pricing model with the following assumptions: market price of $.14 per share, risk-free interest rate of 4.0%, dividend yield of 0%, volatility factor of .8, and a 10 year contractual term. Under FAS 123, these options will be revalued at the end of each reporting period and stock compensation expense will be recognized ratably over the vesting term. In 2002, $9,000 of stock compensation expense was recognized and charged to general and administrative expenses.

      During 2002, no Subsidiary Stock options were exercised and 148,170 options were forfeited. As of December 31, 2002, options for 1,902,387 GoTrain shares were outstanding and options for 330,477 shares were exercisable.

      Additionally, as part of the consulting arrangement entered into with the same former GoTrain officer mentioned above, this consultant was allowed to retain 45,000 vested TENERA stock options under the same terms as originally granted, rather than be subject to the forfeiture provisions of the plan related to employee terminations. The 45,000 TENERA stock options are comprised of two grants: 25,000 options expiring March 2005 with an exercise price of $1.36 and 20,000 options expiring April 2006 with an exercise price of $1.26. Because the terms of the grants were modified upon the change from employee to consultant, the modified stock options were accounted for as new grants and the fair value method (FAS 123) was used to determine the values. The valuations of the 25,000 and 20,000 option grants were calculated using the Black-Scholes option pricing model with the following assumptions: market price of $0.49 per share for both grants, risk-free interest rate of 3.0% and 3.5%, respectively, dividend yield of 0% for both grants, volatility factor of .8 for both grants, and 3 years and 4 years contractual terms, respectively. The combined value of these modified grants was $7,000 and was charged to TENERA's general and administrative expenses in the quarter ended June 30, 2002. Because these options were fully vested at the time of the employee's termination, they are not subject to revaluation.


 Note 4. Income Taxes

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2002 and 2001 are as follows, using the liability method:


----------------------------------------------------------------------------------------------------------------
(In thousands)                                                                             December 31,
                                                                                   -----------------------------
                                                                                      2002             2001
----------------------------------------------------------------------------------------------------------------
Current Deferred Tax Assets
     Net Operating Loss ....................................................       $    1,276       $      456
     Accrued Expenses Not Currently Deductible .............................            1,025              545
     Differences Between Book and Tax Depreciation and Amortization ........              329              146
     Other .................................................................              178              129
                                                                                   ------------     ------------
         Total Current Gross Deferred Tax Assets ...........................            2,808            1,276
                                                                                   ------------     ------------
     Less:  Valuation Allowance ............................................           (2,419)            (791)

Current Deferred Tax Liabilities
     Software Development Costs.............................................              389              485
     Other .................................................................               --               --
                                                                                   ------------     ------------
         Net Current Deferred Tax Liabilities ..............................       $       --       $       --
                                                                                   ============     ============
----------------------------------------------------------------------------------------------------------------



      The current tax benefit/provision for the years ended December 31, 2002, 2001, and 2000, are as follows:

-----------------------------------------------------------------------------------------------------------------
(In thousands)                                                                Year Ended December 31,
                                                                    ---------------------------------------------
                                                                       2002            2001             2000
-----------------------------------------------------------------------------------------------------------------
Current:
     Federal .....................................................  $   (174)       $  (1,083)       $       42

     State .......................................................        18               13                21
                                                                    -----------     ------------     ------------
     Tax (Benefit) Provision .....................................  $   (156)       $  (1,070)       $       63
                                                                    ===========     ============     ============
-----------------------------------------------------------------------------------------------------------------



      Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $1,624,000 for the year ended December 31, 2002 for those deferred tax assets that may not be realized. As of December 31, 2002, the Company had net operating loss carryforwards for federal income tax purposes of approximately $3,756,000 which expire in the years 2021 and 2022, and for state income tax purposes of approximately $7,916,000 which expire in the years 2009 through 2023. Utilization of the Company's net operating loss may be subject to substantial annual limitations due to ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such limitations could result in the expiration of the net operating loss before utilization.



      The benefit/provision for income taxes differed from the amount computed by applying the statutory federal and state income tax rate for the years ended December 31, 2002, 2001, and 2000, as follows:

-----------------------------------------------------------------------------------------------------------------
                                                                              Year Ended December 31,
                                                                    ---------------------------------------------
                                                                       2002            2001             2000
-----------------------------------------------------------------------------------------------------------------
Federal Statutory Rate ...........................................      (34%)           (34%)            34%
State Effective Rate .............................................       (6%)            (6%)             6%
State Taxes Payable, Net of Federal Benefit ......................        0%              0%              8%
Permanent Differences ............................................        3%              1%             12%
Increase in Valuation Allowance ..................................       33%              3%            (20%)
Other ............................................................        1%              1%             (1%)
                                                                    -----------     ------------     ------------
Income Tax (Benefit)/Provision ...................................       (3%)           (35%)            39%
                                                                    ===========     ============     ============
-----------------------------------------------------------------------------------------------------------------

      The Company paid no federal income taxes in 2002 and 2001.




Note 5. Commitments and Contingencies

      Leases. The Company occupies facilities under noncancelable operating leases expiring at various dates through 2005. The leases call for proportionate increases due to property taxes and certain other expenses. Rent expense amounted to $711,000 for the year ended December 31, 2002 ($710,000 in 2001 and $537,000 in 2000).



      Minimum rental commitments under operating leases, principally for real property, are as follows (in thousands):

  (Year Ending December 31)
----------------------------------------------------------------------------------------------------------------
2003 .........................................................................................      $     744
2004 .........................................................................................            469
2005 .........................................................................................            382
2006 and Thereafter ..........................................................................             --
                                                                                                    ------------
Total Minimum Payments Required ..............................................................      $   1,595
                                                                                                    ============
----------------------------------------------------------------------------------------------------------------




      Revolving Loan Agreement. A loan agreement with the Company's bank expired in May 2001 and was not renewed. The Company is currently pursuing a new credit facility with its bank and others. During 2001 and 2000, the Company paid no cash for interest expense.

      See Note 10 regarding subsequent events.

Note 6. Long-Term Obligations

      In June 2001, GoTrain entered into a five-year agreement with SkillSoft (formerly SmartForce) to co-develop and distribute ES&H and regulatory content via the SmartForce internet platform. Under the agreement, GoTrain retains the ownership of its proprietary content and GoTrain shares in the revenue of any GoTrain content sold by SmartForce. As part of the agreement, GoTrain was required to make an initial payment of $50,000 to SmartForce at inception and quarterly payments of $68,500 commencing September 30, 2001 (due sixty days thereafter), for platform license and maintenance, and integration of existing GoTrain content. The Company has paid $68,500 to SmartForce under the agreement in 2002.

      In June 2002, SmartForce announced that it had entered into an agreement to merge with SkillSoft, another e-Learning company, which was completed in September 2002. The surviving entity, known as SkillSoft, assumed GoTrain's agreement with SmartForce. GoTrain is currently in negotiations with SkillSoft to restructure the SmartForce agreement.

      See Note 10 regarding subsequent events.


      As of December 31, 2002, minimum net payments, which are being accrued when due, are as follows:

  (Year Ending December 31)         in thousands
----------------------------------------------------------------------------------------------------------------
2003 .........................................................................................      $    480
2004 .........................................................................................           274
2005 .........................................................................................           274
2006 and Thereafter ..........................................................................           205
                                                                                                    ------------
Total Minimum Payments Required ..............................................................      $  1,233
                                                                                                    ============
----------------------------------------------------------------------------------------------------------------



Note 7. Convertible Debt

       In March 2002, the Company's GoTrain subsidiary sold subordinated convertible debentures to private investors for a total principal amount of $1,500,000 ("Series 1 Debenture" - $1,000,000; "Series 2 Debenture" - $500,000).
Each debenture bears simple interest at the rate of 8% per annum, with cumulative interest payable only if the debenture is not converted into convertible preferred stock of GoTrain, pursuant to the debenture terms. The maturity date of each debenture was July 31, 2003.

      The holders of the Series 1 Debenture have the option at any time to convert some or all of the debenture principal balance into convertible preferred stock of GoTrain at a conversion price of $0.45 per share. Otherwise, the debenture will automatically convert into convertible preferred stock upon the earlier of July 31, 2003, or in the event of an underwritten public offering of GoTrain common stock. At full conversion, the holders would own approximately 22% of GoTrain's outstanding capital stock, subject to potential dilution from Subsidiary Stock options and Subsidiary Stock purchase rights granted under the GoTrain Plan.

      GoTrain has the option at any time to repay some or all of the Series 2 Debenture at face value or convert some, or all, of the debenture into convertible preferred stock at a conversion price of $0.45 per share. Otherwise, the debenture will automatically convert into convertible preferred stock under the same terms as the Series 1 Debenture. In the event of full conversion, the holders of the Series 2 Debenture would own approximately 11% of GoTrain's outstanding capital stock, subject to potential dilution from Subsidiary Stock options and Subsidiary Stock purchase rights granted under the GoTrain Plan.

      On December 31, 2002, upon full conversion of the Series 1 and Series 2 debentures and the outstanding Subsidiary Stock options, the holders of the debentures would own approximately 29% of GoTrain.

      The Company accrued $105,000 of interest expense in 2002 related to these debentures.

      See Note 10 regarding subsequent events.

Note 8. Segment Information - Discontinued Operations


      Based on the criteria established by Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131"), the Company prior to the Subsequent Event (see Note 10 to the Consolidated Financial Statements) operated in two business segments based on product/service differentiation. In accordance with FAS 131, the Company was previously required to describe its reportable segments and provide data that is consistent with the data made available to the Company's Chief Operating Decision Maker to assess performance and make decisions.


      The measure of profit or loss used for each reportable discontinued operating segment is net earnings (loss) before the effect of income taxes. The accounting policies for the segments are the same as for the Company taken as a whole. Certain corporate expenses are allocated to these discontinued operating segments and are included for performance evaluation. Annual employee bonuses, if any, are recorded at the corporate level. Assets were not allocated to operating segments for reporting to the Company's Chief Operating Decision Maker ("CODM") and the Company did not prepare segmental balance sheets. Depreciation and amortization expenses are allocated to the operating segments based on the fixed assets in the underlying subsidiaries comprising the segments. Depreciation and amortization expenses for the e-Learning segment were combined with the Professional and Technical Services Segment in 1999. There are no intersegment revenues on transactions between reportable segments.

      Information about the discontinued operating segments for the years 2002, 2001, and 2000, and reconciliation to the Consolidated Statements of Operations, are as follows:

  (In thousands)
----------------------------------------------------------------------------------------------------------------
                                                                             Year Ended December 31,
                                                                  ----------------------------------------------
                                                                      2002            2001             2000
----------------------------------------------------------------------------------------------------------------
REVENUE (DISCONTINUED OPERATIONS)
   Professional and Technical Services......................      $    12,490      $   18,964       $   32,013
  e-Learning ...............................................            1,333           1,101              430
                                                                  -------------    ------------     ------------
     Total .................................................      $    13,823      $   20,065       $   32,443
                                                                  =============    ============     ============
NET (LOSS) EARNINGS BEFORE INCOME TAX FROM DISCONTINUED
OPERATIONS
   Professional and Technical Services......................      $      (544)     $      815       $    2,981
   e-Learning ..............................................           (3,779)         (3,542)          (1,827)
                                                                  -------------    ------------     ------------
                                                                  $    (4,323)     $   (2,727)      $   (1,154)
                                                                  =============    ============     ============
DEPRECIATION AND AMORTIZATION EXPENSE
   Professional and Technical Services (Discontinued
Operations).................................................      $       45       $       59       $       88
   e-Learning (Discontinued Operations).....................             833              671              281
   Corporate and Other (Continuing Operations)..............              15               22               23
                                                                  -------------    ------------     ------------
     Total .................................................      $      893       $      752       $      392
                                                                  =============    ============     ============
================================================================================================================



      Revenues (included in discontinued operations) outside of the United States have been less than 1% of total Company revenues in each of the years ended December 31, 2002, 2001, and 2000, respectively. Therefore, no enterprise-wide geographical data has been provided. The Company provided services and products to clients throughout the United States, and the geographical location of the client was not used for decision-making or performance evaluation.

Note 9. Selected Quarterly Consolidated Financial Data (Unaudited)


      A summary of the Company's quarterly financial results follows. The quarterly results have been restated to reflect the operations of the Company as discontinued: see Note 10.

  (In thousands, except per share amounts)
----------------------------------------------------------------------------------------------------------------
                                 Quarter Ended                                    Quarter Ended
                  ---------------------------------------------    ---------------------------------------------
                  12/31/02     9/30/02     6/30/02     3/31/02     12/31/01     9/30/01     6/30/01     3/31/01
----------------------------------------------------------------------------------------------------------------
General and
Administrative
Expenses ....     $   122      $   144     $   248     $   125     $   (77)     $   106     $   151     $   193
                  --------     -------     --------    --------    --------     --------    --------    --------
(Loss)
Earnings
from
Continuing
Operations ..        (122)        (144)       (248)       (125)         77         (106)       (151)       (193)
Discontinued
Operations:..
(Loss) Gain
from
Discontinued
Operations...        (661)      (1,443)     (1,225)     (1,000)       (648)        (739)       (809)       (531)
Income Tax
Expense
(Benefit)  ..          --            3        (174)         15        (336)        (245)       (278)       (211)
                  --------     -------     --------    --------    --------     --------    --------    --------
(Loss)
Earnings
from
Discontinued
Operations...        (661)      (1,440)     (1,051)     (1,015)       (312)        (494)       (531)       (320)
                  --------     -------     --------    --------    --------     --------    --------    --------
Net (Loss)        .........$
Earnings ....     $  (783)     $(1,584)    $(1,299)    $(1,140)    $  (235)     $  (600)    $  (682)    $  (513)
                  ========     =======     ========    ========    ========     ========    ========    ========
Net Loss
from
Continuing
Operations
per Share -
Basic........     $ (0.01)     $ (0.01)    $ (0.02)    $ (0.01)    $  0.01      $ (0.01)    $ (0.02)    $ (0.02)
                  ========     =======     ========    ========    ========     ========    ========    ========
Net (Loss)
Earnings
from
Discontinued
Operations
per Share -
Basic........     $ (0.07)     $ (0.15)    $ (0.11)    $ (0.10)    $ (0.03)     $ (0.05)    $ (0.05)    $ (0.03)
                  ========     =======     ========    ========    ========     ========    ========    ========
Net (Loss)
Earnings per
Share - Basic     $ (0.08)     $ (0.16)    $ (0.13)    $ (0.11)    $ (0.02)     $ (0.06)    $ (0.07)    $ (0.05)
                  ========     =======     ========    ========    ========     ========    ========    ========
Net Loss from
Continuing
Operations per
Share - Diluted   $ (0.01)     $ (0.01)    $ (0.02)    $ (0.01)    $  0.01      $ (0.01)    $ (0.02)    $ (0.02)
                  ========     =======     ========    ========    ========     ========    ========    ========
Net (Loss)
Earnings from
Discontinued
Operations per
Share - Diluted   $ (0.07)     $ (0.15)    $ (0.11)    $ (0.10)    $ (0.03)     $ (0.05)    $ (0.05)    $ (0.03)
                  ========     =======     ========    ========    ========     ========    ========    ========
Net (Loss)
Earnings per
Share - Diluted   $ (0.08)     $ (0.16)    $ (0.13)    $ (0.11)    $ (0.02)     $ (0.06)    $ (0.07)    $ (0.05)
                  ========     =======     ========    ========    ========     ========    ========    ========

----------------------------------------------------------------------------------------------------------------

Note 10. Subsequent Events

The Company completed the sales of all of its operating subsidiaries by June 30, 2003. As a result, the accompanying Statements of Operations for the years ended 2002, 2001 and 2000 have been restated to reflect presentation of the results of the subsidiaries as discontinued operations. Subsequent to June 30, 2003, the Company has no operations.
On July 15, 2003 the Board of Directors concluded that the dissolution and liquidation would have the highest probability of returning the greatest value to the shareholders, and a plan of liquidation was adopted, subject to shareholder approval. No adjustments have been made in the 2002, 2001 or 2000 consolidated financial statements to reflect a liquidation basis of accounting.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
TENERA, Inc.

We have audited the accompanying consolidated balance sheets of TENERA, Inc. at December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TENERA, Inc. at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that TENERA, Inc. will continue as a going concern. As more fully described in Note 1, the Company has experienced declining revenues and a consolidated net loss for the years ended December 31, 2002 and 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As more fully discussed in Note 10, the Company discontinued all operations in 2003 and, accordingly, the consolidated statements of operations for each of the three years in the period ended December 31, 2002 have been restated to reflect the discontinued operations.

                                       /s/ Ernst & Young LLP
San Jose, California
February 25, 2003,
except for Note 10, as to which the date is
September 29, 2003

                 EXHIBIT INDEX TO RESTATED FINANCIAL STATEMENTS


Ex. 23.1          Consent of Ernst & Young LLP, Independent Auditors